UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Venator Materials PLC

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AN INVITATION FROM VENATOR'S LEADERSHIP

DEAR FELLOW SHAREHOLDER:

We are pleased to invite you to the 2021 Annual General Meeting of Shareholders (the "Annual Meeting") of Venator Materials PLC, which will be held on June 10, 2021, at 3:00 p.m., British Summer Time, at the offices of Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom. Given the uncertainty regarding public health guidance that may be in place in the UK at the time of this year's Annual Meeting in response to the COVID-19 pandemic, shareholders are strongly encouraged to vote on all of the proposals in advance of the meeting. At the Annual Meeting, we will consider the matters described in the Notice of 2021 Annual General Meeting of Shareholders and in this Proxy Statement. References in the Proxy Statement to the "Annual Meeting" also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

It is important that you use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting, and we urge you to read the Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE

The Proxy Statement contains important information and you should read it carefully. We ask that you vote as soon as possible. You may vote by proxy via the Internet, telephone or by mail by following the instructions on the proxy card or voting instruction card, or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

Thank you for your continued support, interest and investment in Venator Materials PLC.

SIMON TURNER
    President and Chief Executive Officer

VENATOR MATERIALS PLC NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Thursday, June 10, 2021 3:00 p.m. British Summer Time	Venator Materials PLC Titanium House, Hanzard Drive Wynyard Park, Stockton-on-Tees TS22 5FD UK

TO THE SHAREHOLDERS OF VENATOR MATERIALS PLC:

We are holding the Annual Meeting for the following purposes:

Proposal	Description

1(a)-(h)	To elect as directors the eight nominees named in the accompanying Proxy Statement.
2.	To approve on a non-binding advisory basis the compensation of our named executive officers ("NEOs").
3.	To approve on a non-binding advisory basis receipt of our UK audited annual report and accounts and related directors' and auditor's reports for the year ended December 31, 2020 (the "Annual Report and Accounts").
4.	To approve on a non-binding advisory basis our directors' remuneration report for the year ended December 31, 2020 found in Appendix A to this Proxy Statement.
5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm in the US for the year ending December 31, 2021.
6.	To re-appoint Deloitte LLP as our UK statutory auditor under the UK Companies Act 2006 to hold office from the conclusion of the Annual Meeting until the next annual general meeting of shareholders at which the annual report and accounts are laid.
7.	To authorize the directors or the Audit Committee to determine the remuneration of Deloitte LLP in its capacity as our UK statutory auditor.
8.	To authorize Venator (and any company that is or becomes a subsidiary at any time during which the period for which the accompanying resolution is effective) to make political donations and incur political expenditure.

We may also transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Articles.

The resolutions above will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a simple majority of the votes cast (whether in person or by proxy) are cast in favor thereof.

In respect of Proposal 3 relating to the receipt of the Annual Report and Accounts and the non-binding advisory resolutions in Proposals 2 and 4 relating to, respectively, the compensation of our NEOs and the directors' remuneration report, the results of the vote are advisory and will not be legally binding. However, the Board of Directors values the opinions of our shareholders and will carefully consider the outcome of the advisory votes.

The above matters are fully described, and the related resolutions are set out, in the accompanying Proxy Statement, which shall be deemed to form part of this Notice of 2021 Annual General Meeting of Shareholders.

As at the date of the Proxy Statement, we have not received notice of any other matters that may be properly presented at the Annual Meeting. If any other matters are, in accordance with the UK Companies Act 2006 (the "Act"), our Articles and applicable law, properly presented for consideration at the Annual Meeting, such matters will be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

Recipients of this Notice of 2021 Annual General Meeting of Shareholders and the accompanying materials may not use any electronic address provided in this Notice of 2021 Annual General Meeting of Shareholders or such materials to communicate with us for any purposes other than those expressly stated. In accordance with our Articles, all resolutions will be taken on a poll, which means that each ordinary share is entitled to one vote for each proposal. The final voting results will be checked by scrutineers and published in a report filed with the US Securities and Exchange Commission. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on www.venatorcorp.com as soon as reasonably practicable following the Annual Meeting and for a period of at least two years thereafter. Given the uncertainty regarding public health guidance that may be in place in the UK at the time of this year's Annual Meeting in response to the COVID-19 pandemic, shareholders are strongly encouraged to vote on all of the proposals in advance of the meeting.

Only shareholders of record at the close of business on April 15, 2021 are entitled to vote at the Annual Meeting. Changes to Venator's entries on the register of members after that time will be disregarded in determining the rights of any member to attend and vote at the Annual Meeting (or any adjourned meeting). A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at Titanium House, Hanzard Drive, Wynyard Park, Wynyard, TS22 5FD, United Kingdom for 10 days prior to the Annual Meeting, during ordinary business hours, beginning on May 31, 2021. If you would like to review the shareholder list during ordinary business hours, please contact Venator Investor Relations at +1 832-663-4656 or via email at ir@venatorcorp.com to schedule an appointment.

Please review the accompanying Proxy Statement for more complete information regarding the Annual Meeting and the full text of the resolutions to be proposed at the Annual Meeting.

Please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented.

By Order of the Board of Directors,
Russ R. Stolle Secretary

Wynyard, United Kingdom April 28, 2021

PROXY STATEMENT TABLE OF CONTENTS

VENATOR MATERIALS PLC : PROXY STATEMENT SUMMARY

VENATOR PROXY STATEMENT SUMMARY

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING")

Date and Time	Place:

June 10, 2021 3:00 p.m. British Summer Time	Venator Materials PLC Titanium House, Hanzard Drive Wynyard Park, Stockton-on-Tees TS22 5FD UK

For the purposes of Article 55 of our Amended and Restated Articles of Association (the "Articles"), the offices of Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom shall constitute the principal meeting place, where the Annual Meeting shall be deemed to take place. Given the uncertainty regarding public health guidance that may be in place in the UK at the time of this year's Annual Meeting in response to the COVID-19 pandemic, shareholders are strongly encouraged to vote on all of the proposals in advance of the meeting.

Beginning on April 29, 2021, we mailed a Notice of Internet Availability to our shareholders of record and beneficial owners who owned any of our ordinary shares at the close of business on April 15, 2021.

Any person who participates at the Annual Meeting by way of arrangements described in this proxy statement will be deemed present at, and will count in the quorum for, the Annual Meeting.

CERTAIN PROPOSALS MANDATED BY ENGLISH LAW

We are incorporated under the laws of England and Wales and our shares trade on the New York Stock Exchange ("NYSE") under the symbol "VNTR." As such, we are subject to UK Companies Act 2006 (the "Act") in the UK, US securities laws and regulations and the listing standards of the NYSE. The proposals in this Proxy Statement are based on these various regulations.

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 3 and 4, as well as proposals 6 through 8, are customary proposals for public limited companies incorporated in England and Wales, and may be mandated by English law.

Your vote is important to us and allows you to participate in the future of our company.

Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.

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PROPOSALS REQUIRING YOUR VOTE

		Board Recommendation	Votes Required for Approval	Unvoted Shares(1)	Abstentions

PROPOSAL 1(a)-(h)	Election of Directors	FOR each nominee	Majority of votes cast	Do not count	Do not count
PROPOSAL 2	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	Majority of votes cast	Do not count	Count as a vote against
PROPOSAL 3	Non-Binding Advisory Vote to Receive the Annual Report and Accounts	FOR	Majority of votes cast	Discretionary voting allowed	Count as a vote against
PROPOSAL 4	Non-Binding Advisory Vote on the Directors' Remuneration Report for the year ended December 31, 2020	FOR	Majority of votes cast	Do not count	Count as a vote against
PROPOSAL 5	Resolution regarding the ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm	FOR	Majority of votes cast	Discretionary voting allowed	Count as a vote against
PROPOSAL 6	Resolution regarding the re-appointment of Deloitte LLP as UK Statutory Auditor	FOR	Majority of votes cast	Discretionary voting allowed	Count as a vote against
PROPOSAL 7	Resolution to authorize the Board or the Audit Committee to Determine the Remuneration of Deloitte LLP as UK Statutory Auditor	FOR	Majority of votes cast	Discretionary voting allowed	Count as a vote against
PROPOSAL 8	Resolution to authorize Venator and its Subsidiaries to Make Political Donations and Incur Political Expenditure	FOR	Majority of votes cast	Do not count	Count as a vote against
(1)
Based on NYSE rules, if your shares are held through a broker, bank or other nominee, they do not have discretion to vote on your behalf on non-routine matters if you do not provide voting instructions.

VOTING OPTIONS

Please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card in hand and follow the instructions.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign and date your proxy card and send by mail

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Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to follow the instructions provided to you by your broker, bank or other nominee on your voting instruction form to vote in advance of the Annual Meeting.

VISIT THE ANNUAL MEETING WEBSITE

Visit the Annual Meeting website: www.proxyvote.com.

•
Review and download easy to read, interactive versions of our Proxy Statement and the US 2020 Annual Report

•
Sign up for future electronic delivery to reduce costs

Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring valid photo identification and a copy of a statement reflecting your share ownership as of April 15, 2021 or you will not be admitted.

PARTICIPATE IN OUR FUTURE, VOTE NOW

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SUMMARY

To assist you in reviewing the proposals to be voted upon at the Annual Meeting, this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

DIRECTOR NOMINEES

The following table provides summary information about each director nominee.

Nominee	Age	Positions with Venator	Principal Occupation	Committees

Dr. Barry B. Siadat	67	Chairman of the Board	Managing Director of SK Capital Partners
Simon Turner	57	President and Chief Executive Officer	President and Chief Executive Officer of Venator Materials PLC (our "CEO")
Aaron C. Davenport	49	Director	Managing Director of SK Capital Partners	Governance
Daniele Ferrari	59	Director	Senior Adviser to SK Capital Partners	Compensation, Governance
Peter R. Huntsman	58	Director	Chairman, President and Chief Executive Officer of Huntsman Corporation	Audit
Heike van de Kerkhof	58	Director	Chief Executive Officer of Archroma Management GmbH	Governance Chair, Compensation
Vir Lakshman	61	Director	Former Partner at KPMG Germany	Audit Chair
Kathy D. Patrick	60	Director	Partner and trial attorney at Gibbs & Bruns LLP	Compensation Chair, Audit

CORPORATE GOVERNANCE HIGHLIGHTS

88% of our directors are independent and all members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent	✓
Our Chairman of the Board, Dr. Barry B. Siadat, chairs executive sessions of our independent directors at all regular meetings	✓
Declassified board of directors	✓
No super-majority shareholder voting requirements, except as required by the Act	✓
We allow shareholders to request special meetings of shareholders	✓
We separate the offices of Chairman of the Board and Chief Executive Officer	✓
Mandatory director retirement age	✓
Minimum share ownership requirements for directors and executive officers	✓
Policy prohibiting short sales and hedging of Venator's shares by directors and executive officers	✓
Our Audit, Compensation and Nominating and Corporate Governance committees have authority to retain outside, independent advisers and consultants	✓
The Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

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EXECUTIVE COMPENSATION

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our Annual Meeting, our shareholders will have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs. We ask that our shareholders vote to approve the compensation of our NEOs as reflected in this Proxy Statement. Please see "Proposal 2—Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers." Please also read our "Compensation Discussion and Analysis" beginning on page 26 for more information regarding our executive compensation program in 2020.

Performance Highlights in 2020

In 2020, the TiO2 industry and our results were significantly impacted by macroeconomic uncertainty and limited visibility as a result of the COVID-19 pandemic and the economic repercussions of the pandemic. Notwithstanding these significant headwinds, we delivered $136 million of adjusted EBITDA. We also made meaningful progress on our strategic priorities in 2020 and delivered on those items within our control. We are focused on executing on our strategy, which includes delivering on our cost and operational efficiencies, further enhancing our cost competitiveness, strengthening our position in specialty and differentiated TiO2, advancing our customer-tailored approach to reduce our TiO2 price and margin volatility, improving our free cash flow generation and delivering on our personal and process safety performance targets.

Specific achievements in 2020 include the following:

•	Corporate adjusted EBITDA,(1) which is a key financial metric for our company and our shareholders, was $136 million, which exceeded our target and nearly met our maximum goal.
•	Corporate free cash flow,(2) which has a significant impact on our liquidity, net debt and strategic planning, was $(30) million, which exceeded our maximum goal.
•	Delivery of over $30 million in one-time savings by aggressively managing policy, salaries, bonus, and furlough schemes to mitigate the impact on our business of the COVID-19 pandemic.

(1)
Throughout this Proxy Statement, we refer to our EBITDA and adjusted EBITDA, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 49-50 of our annual report on Form 10-K for the year ended December 31, 2020 (the "2020 10-K"), as filed with the US Securities and Exchange Commission (the "SEC") on February 26, 2021.

(2)
Throughout this Proxy Statement, we refer to free cash flow, which is a non-GAAP financial measure. See Appendix B for additional information regarding free cash flow and a reconciliation to cash flow.

Compensation Program Highlights

One of the primary objectives of our executive compensation program is to align our executive officers' pay with our financial performance and the performance of our ordinary shares. We achieve this with the design of our annual short-term incentive plan ("STIP") and our equity-based long-term incentive awards, which provide a significant portion of our NEOs' total compensation opportunity.

Our 2020 STIP award metrics consisted of adjusted EBITDA, free cash flow, zero harm targets and personal performance, and the equity-based long-term incentive awards are tied to financial and share price performance. These incentive programs place 82% of our CEO's compensation opportunity, and 70% of our other NEOs, at-risk.

During 2020, our company successfully navigated the challenges of the pandemic and experienced strong performance results. We believe our executive compensation programs were effective in incentivizing our NEOs to achieve this strong performance, and the STIP paid out at an above-target level. Base salary increases that would have been implemented in April 2020 were frozen until October 2020, and all of our NEOs took voluntary compensation reductions during the year.

Consideration of our 2020 Say-on-Pay Vote and Shareholder Outreach

At our 2020 annual general meeting, 99.6% of total votes cast (excluding abstentions and broker non-votes) voted in favor of our say-on-pay proposal. In its ongoing assessment of the design of the executive compensation program, the Compensation Committee considers the overall support that the previous year's say-on-pay proposal received. In addition, it considers perceived shareholder expectations and input regarding alignment of executive pay to our financial performance. Based on

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these considerations, in 2019 the Compensation Committee first instituted grants of performance units that vest after a period of three years based on our total shareholder return ("TSR") performance relative to a predetermined set of peer companies. In 2020, the Compensation Committee added three-year cumulative return on net assets ("RONA") as a second performance metric, with RONA and relative TSR each comprising 50% of the payout for our performance units.

We maintain regular contact with our external investors regarding our business strategy and our efforts to create long-term value for our shareholders. The Board and management carefully consider the feedback from these meetings, as well as shareholder support, when reviewing our business, corporate governance and executive compensation policies.

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PART 1	INFORMATION ABOUT THE MEETING

GENERAL

The 2021 Annual General Meeting of Shareholders (the "Annual Meeting") of Venator Materials PLC ("Venator," "us," "we," or "our") will be held at 3:00 p.m. at the offices of Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom, on June 10, 2021, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2021 Annual General Meeting of Shareholders. Our board of directors (the "Board") is not aware of any other matters to be presented at the Annual Meeting. Given the uncertainty regarding public health guidance that may be in place in the UK at the time of this year's Annual Meeting in response to the COVID-19 pandemic, shareholders are strongly encouraged to vote on all of the proposals in advance of the meeting.

The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of 2021 Annual General Meeting of Shareholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and any additional information furnished by us to our shareholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained D.F. King & Co., Inc. for proxy solicitation services and have agreed to pay them $11,000 for these services plus incremental fees for shareholder telephone calls and reimbursement for reasonable expenses. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

Beginning on April 29, 2021, we mailed a Notice of Internet Availability to our shareholders of record and beneficial owners who owned any of our ordinary shares at the close of business on April 15, 2021. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, shareholders will vote upon the matters outlined in the Notice of 2021 Annual General Meeting of Shareholders and in the "Proposals to be Voted on at the Annual Meeting" section of this Proxy Statement and the consideration of any other matters properly presented at the Annual Meeting in accordance with our Articles. As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will respond to questions from shareholders at the Annual Meeting.

Any shareholder of record attending the Annual Meeting has the right to ask questions. Shareholders are kindly asked to direct questions to the chair of the meeting and limit their questions to matters that relate directly to the business of the Annual Meeting. We must answer any questions asked by a shareholder of record attending the Annual Meeting relating to the business dealt with at the Annual Meeting unless to do so would: (i) interfere unduly with the business of the meeting; (ii) be undesirable in the interests of Venator or the good order of the meeting; (iii) involve the disclosure of confidential information; or (iv) be duplicative of information already provided on our website.

2.  WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include: (1) the Notice of 2021 Annual General Meeting of Shareholders; (2) this Proxy Statement, including our directors' remuneration report; and (3) the US 2020 Annual Report. The proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Shareholders are referred to the US 2020 Annual Report for financial and other information about our activities. The US 2020 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

3.  WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy and a shareholder of record who is entitled to attend and vote at the Annual Meeting is entitled to appoint another person as its proxy to exercise all or any of its rights and to speak and vote at the Annual Meeting. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Barry B. Siadat, our Chairman of the Board, Simon Turner, our President and Chief Executive Officer, also referred to herein as our "CEO," Kurt D. Ogden, our Executive Vice President and Chief Financial Officer and Russ R. Stolle, our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

A shareholder of record is entitled to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different ordinary shares). Such proxy need not be a shareholder of record, but must attend the Annual Meeting and vote as the shareholder of record instructs for such vote to be counted.

4.  WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the regulations of the SEC require us to give you when we ask that you designate Barry B. Siadat, Simon Turner, Kurt D. Ogden and Russ R. Stolle as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

5.  HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

•
view our proxy materials online at https://materials.proxyvote.com/G9329Z; and

•
instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

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6.  WHAT IS THE RECORD DATE AND WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The record date for the Annual Meeting is April 15, 2021. Owners of record of our ordinary shares at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

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vote at the Annual Meeting and any adjournments or postponements in accordance with our Articles.

At the close of business on April 15, 2021, there were 107,257,606 ordinary shares outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting, unless otherwise restricted from voting in accordance with applicable law and/or the Articles.

Any corporate shareholder of record may, by resolution of its articles or other governing body, authorize another person to act as its representative at the Annual Meeting and such authorized person will (on production of a certified copy of such resolution at the Annual Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual shareholder of Venator.

In the case of joint holders, the vote of the senior holder who submits a vote will be accepted to the exclusion of the vote of the other joint holders, with seniority determined by the order in which the names of the holders appear in the register of members of our transfer agent.

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom for 10 days prior to the Annual Meeting, during ordinary business hours, beginning on May 31, 2021. If you would like to review the shareholder list during ordinary business hours, please contact Venator Investor Relations at +1- 832-663-4656 or via email at ir@venatorcorp.com to schedule an appointment.

7.  WHO MAY ATTEND THE ANNUAL MEETING?

Given the uncertainty regarding public health guidance in place in the UK at the time of this year's Annual Meeting in response to the COVID-19 pandemic, shareholders are strongly encouraged to vote on all of the proposals in advance of the meeting. All shareholders of record who owned ordinary shares at the close of business on the record date, April 15, 2021, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. "Street name shareholders," as described in Question 9 below, who owned ordinary shares at the close of business on April 15, 2021, may also attend subject to the requirements set forth in Questions 9 and 10 below. Seating is limited and admission is on a first-come, first-served basis. If you attend the Annual Meeting, you will need to bring your Notice of Internet Availability or proxy card, a form of personal identification (such as a driver's license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you also will need to bring valid photo identification and a copy of a statement reflecting your share ownership as of April 15, 2021 or you will not be admitted.

8.  HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?

The required quorum for the transaction of business at the Annual Meeting are shareholders entitled to cast at least the majority of the voting rights entitled to vote at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 53,628,803 ordinary shares is required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes (discussed below) will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

9.  WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

Most shareholders hold their shares through a broker, bank or other nominee (i.e., in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

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Shareholders of Record.  If your shares are registered directly in your name on the register of members with our transfer agent, you are considered, with respect to those shares, the "shareholder of record." As the shareholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

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•
Street Name Shareholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the shareholder of record. You have the right to instruct your broker, bank or other nominee how to vote.

10.  WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Shareholders of Record:    Shareholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot at the Annual Meeting; or (2) submit a proxy to have their shares voted by one of the following methods:

•
By Internet.    You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2021.

•
By Telephone.    You may submit a proxy by telephone using the number listed on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 9, 2021.

•
By Mail.    If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Shareholders:    Street name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By the Methods Listed on the Voting Instruction Form.    Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
In Person.    If you are a street name shareholder, you may vote in person at the Annual Meeting only if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR ABILITY TO VOTE IN PERSON AT THE ANNUAL MEETING.

11.  WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS WHEN RETURNING MY PROXY?

Shareholders of Record:    A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board's recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted for a particular proposal or for all of the proposals in accordance with the Board's recommendation. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted at the discretion of the holders of the proxy. As at the date of this Proxy Statement, the Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

Street Name Shareholders:    In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under NYSE rules to cast votes on certain "routine" matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firm is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Proposals 1(a)-(h), 2, 4 and 8 are not considered routine matters. Therefore, if you are a street name shareholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes will have no effect on the outcome of these proposals.

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12.  WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

Proposal		Vote Required	Broker Discretionary Vote Allowed

(1)(a)-(h)	Election of Directors	Majority of votes cast in person or by proxy and entitled to vote	No
(2)	Non-Binding Advisory Vote on Named Executive Officer Compensation	Majority of votes cast in person or by proxy and entitled to vote	No
(3)	Non-Binding Advisory Vote on Receipt of the Annual Report and Accounts	Majority of votes cast in person or by proxy and entitled to vote	Yes
(4)	Non-Binding Advisory Vote on the Directors' Remuneration Report for the year ended December 31, 2020	Majority of votes cast in person or by proxy and entitled to vote	No
(5)	Ratification of our Independent Registered Public Accounting Firm in the US for the year ending December 31, 2021	Majority of votes cast in person or by proxy and entitled to vote	Yes
(6)	Re-appointment of our UK Statutory Auditor	Majority of votes cast in person or by proxy and entitled to vote	Yes
(7)	Authorize the Board or the Audit Committee to Determine the Remuneration of our UK Statutory Auditor	Majority of votes cast in person or by proxy and entitled to vote	Yes
(8)	Authorize Venator and its Subsidiaries to Make Political Donations and Incur Political Expenditure	Majority of votes cast in person or by proxy and entitled to vote	No

In respect of Proposal 3 relating to the receipt of the Annual Report and Accounts and the non-binding advisory resolutions in Proposals 2 and 4 relating to, respectively, the compensation of our NEOs and the directors' remuneration report, the results of the vote are advisory and will not be legally binding on us. However, the Board values the opinions of our shareholders and will carefully consider the outcome of the advisory votes.

13.  How are abstentions and broker non-votes treated?

As noted above, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved, abstentions are not considered as votes cast and will have no effect on the outcome of a proposal. Broker non-votes are not considered as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.

14.  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under Rule 14a-8 and the provisions of our Articles, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, shareholders may not present proposals at the Annual Meeting.

15.  CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a shareholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Daylight Time on June 9, 2021;

•
requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

•
giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees TS22 5FD; or

•
attending the Annual Meeting and voting in person (merely attending the Annual Meeting will not revoke a prior submitted proxy).

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Any written revocation or later dated proxy that is mailed must be received by the Corporate Secretary before the close of business on June 9, 2021. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to Venator's Corporate Secretary at the Annual Meeting before voting begins.

If you are a street name shareholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

16.  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with Computershare that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-644-4127. Computershare may also be reached through its website at www.computershare.com.

17.  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the scrutineers and published in a report, which Venator will file with the SEC. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on www.proxyvote.com as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

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PART 2	BOARD OF DIRECTORS

DIRECTOR NOMINEES

Presented below is information with respect to our six director nominees to be elected as directors at this year's Annual Meeting to serve until the 2022 annual general meeting of shareholders. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

NOMINEES TO BE ELECTED AT THE ANNUAL MEETING

Barry B. Siadat

Dr. Siadat, age 67, was appointed as Chairman of the Board and a director of Venator in December 2020. Dr. Siadat serves as Co-Founder and Managing Director of SK Capital Partners, a private investment firm, a position he has held since December 2007. Dr. Siadat currently serves as Chairman of the Board for Ascend Performance Materials, Aristech Acrylics, Archroma and SI Group. Additionally, he serves on the Board of Directors of Mt. Sinai Hospital in Miami Beach. Dr. Siadat began his career at W.R. Grace & Co., where he held a number of technical, operating and executive positions, including Vice President, Corporate Technologies. In 1995, he joined AlliedSignal where he was Corporate Vice President and Chief Growth Officer and later President of Avient Technologies.

Our Board has concluded Dr. Siadat should continue to serve as a director for the following reasons, among others: (1) his deep knowledge of the chemical industry and years of experience, both in technical and operational roles and as head of a major private investment firm specializing in the chemical sector, enables him to provide our Board with advice and technical expertise regarding the industry and its business cycles; and (2) his business background and years of leadership, including on other boards, give him the necessary experience to effectively serve as our Chairman of the Board and contribute to the Board's corporate governance responsibilities.

SIMON TURNER

Mr. Turner, age 57, has served as President and Chief Executive Officer and as a director since the second quarter of 2017. Mr. Turner served as Division President, Pigments & Additives, at Huntsman Corporation from November 2008 to August 2017, Senior Vice President, Pigments & Additives, from April 2008 to November 2008, Vice President of Global Sales from September 2004 to April 2008 and General Manager Co-Products and Director Supply Chain and Shared Services from July 1999 to September 2004. Prior to joining Huntsman Corporation, Mr. Turner held various positions with Imperial Chemical Industries PLC ("ICI").

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Our Board has concluded Mr. Turner should continue to serve as a director for the following reasons, among others: (1) his extensive experience in the chemical industry enables him to provide valuable business insights; and (2) his wealth of knowledge of our business and his demonstrated track record of success in leading Venator and Huntsman's Pigments & Additives segment enables him to advise our Board regarding our company's strategic plans and goals.

AARON C. DAVENPORT

Mr. Davenport, age 49, was appointed as a director of Venator in January 2021. Mr. Davenport serves as Managing Director of SK Capital Partners, a private investment firm, a position he has held since August 2010. Mr. Davenport currently serves as Chairman of the Board of Perimeter Solutions, Noramco, Extractas Bioscience, Purisys, Wavelength Pharmaceuticals and Woodstock Sterile Solutions, all private companies. Prior to joining SK Capital Partners, Mr. Davenport was a Principal at Arsenal Capital Partners where he co-led Arsenal's healthcare investing efforts and served on the firm's Operating and Investment Committees. Mr. Davenport's professional career began in a general management role with CB Richard Ellis/Whittier Partners, where his leadership positions included Director of Business Strategy and Development. Mr. Davenport is a member of our Nominating and Corporate Governance Committee (the "Governance Committee").

Our Board has concluded Mr. Davenport should continue to serve as a director for the following reasons, among others: (1) his extensive business development and leadership expertise enables him to provide important strategic insights; and (2) his experience in the chemical industry, including on other boards, enables him to advise our Board on strategic opportunities and corporate governance matters.

DANIELE FERRARI

Mr. Ferrari, age 59, was appointed as a director of Venator in August 2017. Mr. Ferrari also serves as a director of Huntsman Corporation. Mr. Ferrari currently serves as an independent Senior Advisor to SK Capital Partners. Until December 2020, Mr. Ferrari was Chief Executive Officer of Versalis S.p.A., a chemical manufacturer, a position he held since March 2011. Mr. Ferrari has over 30 years of experience in the chemical industry, including as President of Huntsman Corporation's Performance Products division until January 2011 and in several business assignments at ICI in the UK. Mr. Ferrari currently serves as Vice President of CEFIC, and a member of its Executive and Nominating Committees. He formerly served as President of PlasticsEurope, an association of plastics manufacturers. Mr. Ferrari is a member of our Compensation Committee and our Governance Committee.

Our Board has concluded Mr. Ferrari should continue to serve as a director for the following reasons, among others: (1) his experience in and knowledge of the global chemical industry, particularly in Europe, enables him to provide strategic insight; and (2) his executive leadership experience as CEO of a prominent chemical manufacturer with international business operations gives him valuable insight into operational and financial matters in the international chemical industry.

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PETER R. HUNTSMAN

Mr. Huntsman, age 58, was appointed as a director and Chairman of the Board in the second quarter of 2017. Mr. Huntsman currently serves as Chairman of the Board, President and Chief Executive Officer of Huntsman Corporation and has served as a director of Huntsman Corporation and its affiliated companies since 1994. Prior to his appointment in July 2000 as CEO of Huntsman Corporation, Mr. Huntsman had served as its President and Chief Operating Officer since 1994. In 1987, after working for Olympus Oil since 1983, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of Huntsman Corporation. Mr. Huntsman is a member of our Audit Committee.

Our Board has concluded Mr. Huntsman should continue to serve as a director for the following reasons, among others: (1) his current position as the Chairman and CEO of a major chemical company can provide our Board and us with invaluable operational, financial, regulatory and governance insights; and (2) his years of experience in the chemical industry and considerable role in the history and management of Huntsman (including while our company was part of Huntsman) provide him with extensive background on our business, the chemical industry and related opportunities and challenges, and will help provide continuity for employees and customers of Venator.

HEIKE VAN DE KERKHOF

Ms. van de Kerkhof, age 58, was appointed as a director of Venator in January 2021. Ms. Van de Kerkhof serves as Chief Executive Officer and a member of the Board of Directors of Archroma Management GmbH, a global, diversified producer of specialty chemicals, a position she has held since January 2020. Prior to joining Archroma, Ms. van de Kerkhof served as Vice President BP Lubricants for the Western Hemisphere for BP Oil UK Ltd, an oil and gas company, from January 2018 to December 2019. She worked as Vice President Global Sales Titanium Technologies at Chemours International Operations Sarl, a fluor products and titanium dioxide company spun-off from DuPont, from July 2015 to December 2017. Previously, she held numerous leadership positions at DuPont International from 1989 to 2015. She currently serves as a non-executive director at OCI N.V. Ms. van de Kerkhof serves as chair of our Governance Committee and a member of our Compensation Committee.

Our Board has concluded Ms. van de Kerkhof should continue to serve as a director for the following reasons, among others: (1) her executive leadership expertise in the chemical industry internationally enables her to provide a valuable perspective on our global business operations and strategic opportunities; and (2) her advocacy of sustainability and promotion of diversity and inclusion enable her to enhance our Board and our Company's initiatives in these key areas.

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Vir Lakshman

Mr. Lakshman, age 61, worked for KPMG in Germany from 1999 to July 2019, where he was Head of Chemicals and Life Sciences in Germany and a Deal Advisory Partner. Mr. Lakshman led several global due diligence transactions in the Chemicals and Life Sciences sector for both corporate and private equity clients. He also organized regular roundtables for chemical companies, enabling them to network and share best practices. He developed thought leadership in areas such as Digitalization and M&A. Prior to KPMG, Mr. Lakshman held senior positions at GE Capital, including that of CFO at Budapest Bank in Hungary, and worked for Coopers & Lybrand (now PwC) in the UK and in Germany. He is a UK Chartered Accountant. Mr. Lakshman is Chair of our Audit Committee.

Our Board has concluded Mr. Lakshman should continue to serve as a director for the following reasons, among others: (1) his experience as a retired Partner of KPMG Germany gives him valuable insight into accounting and financial matters and qualifies him as an audit committee financial expert; (2); his experience with complex strategic transactions specific to international chemical companies enables him to advise the board on transaction structuring; and (3) his experience in and knowledge of the chemical industry, particularly in Europe, enables him to provide valuable expertise

KATHY D. PATRICK

Ms. Patrick, age 60, was appointed as a director in October 2017. Ms. Patrick is currently a partner in the Houston law firm of Gibbs & Bruns LLP, where she began her legal career in 1986 after graduating from Harvard Law School. Her legal practice is focused on complex commercial litigation, with an emphasis on securities law, creditor recovery litigation, and institutional investor litigation. Ms. Patrick has recovered over $20 billion for her clients, including successful settlements for clients in a number of landmark and high-profile corporate disputes. Ms. Patrick is Chair of our Compensation Committee and a member of our Audit Committee.

Our Board has concluded Ms. Patrick should continue to serve as a director for the following reasons, among others: (1) her legal expertise and extensive experience with complex commercial and securities litigation enable her to provide insight into our legal risks and strategies; and (2) her knowledge of and experience with securities and related law enables her to provide corporate governance insights.

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DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our non-employee directors services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors comprises cash and stock-based equity compensation. Cash compensation paid to our non-employee directors comprises annual retainers and supplemental retainers for chairs and members of Board committees (detailed in footnote (2) to the Director Compensation Table below). Stock-based equity compensation for 2020 consisted of awards granted under the Venator Materials PLC 2017 Stock Incentive Plan (the "Stock Incentive Plan") in the form of share units.

Maintaining a market-based compensation program for our non-employee directors enables our company to attract qualified members to serve on the Board. With the assistance of Meridian Compensation Partners, LLC ("Meridian"), the Compensation Committee's independent compensation consultant, the Compensation Committee will periodically review our non-employee director compensation practices and compare them to the practices of our peers as well as against the practices of public company boards generally, to ensure our practices are aligned with market practices.

We offer non-employee directors in the US the opportunity to participate in the Venator Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. The investment choices available under this plan are identical to the investment choices available under our 401(k) plan, which are described in greater detail below under "Compensation Discussion and Analysis—Elements of Venator's Executive Compensation Program—Other Elements of Compensation." Benefits under the plan are payable in cash distributable either in a lump sum or in installments over a period of 3 years, 5 years or 10 years, with payments beginning within 60 days after the director ceases to be a member of our Board. For 2020, Ms. Patrick was the only non-employee director who elected to participate in this plan, deferring all 2020 fees.

The Compensation Committee believes that our total director compensation package is competitive with market practices and is fair and appropriate in light of the responsibilities and obligations of our non-employee directors. Details of our non-employee director compensation program appear below.

DIRECTOR COMPENSATION TABLE

Total 2020 compensation for our non-employee directors is shown in the following table:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Barry B. Siadat(4)	—	—	—

Douglas D. Anderson(5)	$105,000	$120,000	$225,000

Daniele Ferrari	$100,000	$120,000	$220,000

Peter R. Huntsman	$100,000	$120,000	$220,000

Sir Robert J. Margetts(5)	$120,000	$120,000	$240,000

Kathy D. Patrick	$95,000	$120,000	$215,000

(1)
Simon Turner, our CEO, served as a director of our company in 2020 but is not included in this table since he was also our employee during 2020 and did not receive any additional compensation for service as a director. His total compensation for service as CEO is shown in the 2020 Summary Compensation Table on page 41.

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(2)
For 2020, non-employee directors received the following cash retainers:

Director*	Annual Retainer	Audit Committee	Compensation Committee	Governance Committee	Chairman	Lead Independent Director

Peter R. Huntsman	$60,000	—	—	—	$40,000	—

Sir Robert J. Margetts	$60,000	$15,000	$10,000	$10,000	—	$25,000

Douglas D. Anderson	$60,000	$35,000	—	$10,000	—	—

Daniele Ferrari	$60,000	$15,000	$25,000	—	—	—

Kathy D. Patrick	$60,000	—	$10,000	$25,000	—	—

*
Non-employee directors receive annual retainers of $60,000, an additional $15,000 annual retainer for service on the Audit Committee and a $10,000 annual retainer for service on each other committee. In addition, non-employee directors receive an additional retainer for service as committee chair of $20,000 for the Audit Committee and $15,000 for each of the other committees. In addition, the chairman of the board receives an annual retainer of $40,000 and the lead independent director receives an annual retainer of $25,000. All directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.
(3)
This column represents the aggregate grant date fair value of fully vested share unit awards granted in 2020, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 ("FASB ASC Topic 718"). On February 11, 2020, each non-employee director received a share unit award of 38,710 shares based on the grant date fair value of $3.10 per share. The shares underlying share unit awards are vested on the date of grant, but the shares are not deliverable until a director's termination of service. Therefore, none of our directors held outstanding unvested equity awards as of December 31, 2020. See "Note 18. Share-Based Compensation Plan" to our consolidated financial statements in the 2020 10-K for additional detail regarding assumptions underlying the value of these equity awards.

(4)
Dr. Siadat was appointed to the Board effective December 31, 2020 and did not receive any compensation for his service during 2020.

(5)
Mr. Anderson and Sir Robert each resigned from the Board effective January 1, 2021.

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PART 3	CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to shareholders and to our company. Key corporate governance principles observed by the Board and our company include:

88% of our directors are independent and all members of our Audit, Compensation and Governance Committees are independent	✓
Our Chairman of the Board, Dr. Barry B. Siadat, chairs executive sessions of our independent directors at all regular meetings	✓
Declassified board of directors	✓
No super-majority shareholder voting requirements, except as required by the Act	✓
We allow shareholders to request special meetings of shareholders	✓
We separate the offices of Chairman of the Board and Chief Executive Officer	✓
Mandatory director retirement age	✓
Minimum share ownership requirements for directors and executive officers	✓
Policy prohibiting short sales and hedging of Venator's shares by directors and executive officers	✓
Our Audit, Compensation and Governance committees have authority to retain outside, independent advisers and consultants	✓
The Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks	✓

BOARD GOVERNANCE

The Board and its committees meet throughout the year on a set schedule and hold special meetings and act by written resolution from time to time, as appropriate. During 2020, the Board met seven times, the non-management directors met in executive session four times and the independent directors met in executive session four times. During 2020, each director attended at least 75% of the aggregate of:

•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD

According to our Articles, the Chairman of the Board is appointed by all of the directors on the Board to preside at all meetings of the Board and shareholders. Dr. Siadat is currently the Chairman of the Board. In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Articles expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Chairman of the Board does not serve as President or Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer.

Our Articles also allow the Board to elect one or more deputy chairs to preside at Board and shareholder meetings and to perform such other duties as may be delegated by the Board, in either case in the absence of the Chairman of the Board. Since Dr. Siadat is both our Chairman of the Board and an independent director, we do not have a deputy chair at this time, and Dr. Siadat serves the role of lead independent director. As lead independent director, Dr. Siadat communicates with management on issues relevant to the independent directors. In accordance with our Corporate Governance Guidelines,

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non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Our Corporate Governance Guidelines also require that our independent directors meet in executive session at least once annually without those non-management directors who are not independent, or more frequently as needed at the call of one or more of our independent directors. Dr. Siadat chairs these sessions.

We believe that the appropriate Board leadership structure varies depending on the circumstances facing the Board and our company at any given time. We believe that our current Board leadership structure efficiently addresses our company's present needs and allows the Board to fulfill its role in exercising effective, independent oversight of management on behalf of our shareholders. The Board further believes that we have effective structures, processes and arrangements in place to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

BOARD INDEPENDENCE

It is important to us that investors have confidence that an individual serving as an independent director does not have any relationship with our company that impairs his or her independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.venatorcorp.com. Under these criteria, a director is not independent if:

•
The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

•
The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than as an executive officer) of ours is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our company's audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

With the assistance of company legal counsel, the Governance Committee has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. Each year, the Governance Committee reviews: (i) a summary of the answers to annual questionnaires completed by each of the directors (and, if applicable, any nominees for director); and (ii) to the extent applicable, a report of transactions and relationships between each director (and, if applicable, any nominee for director) or any of such director's family members, and our company, our senior management or our independent registered public accounting firm. To the extent that such relationships do not change from year to year, the Governance Committee is informed that there have been no changes in such relationships.

Based on its review, the Governance Committee delivered a report to the full Board and the Board made its independence determinations based on the Governance Committee's report and the supporting information. As a result of this review, the Board has determined that Dr. Siadat, Messrs. Davenport, Ferrari, Huntsman and Lakshman, and Mmes. van de Kerkhof and Patrick, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in

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full, the membership of the Audit, Compensation and Governance committees of the Board, discussed below. Mr. Turner is not considered to be an independent director because he is employed by our company.

COMMITTEES OF THE BOARD

The Board has Audit, Compensation and Governance committees, each consisting of independent directors, each structured as follows:

Director	Audit Committee	Compensation Committee	Governance Committee

Aaron C. Davenport

Daniele Ferrari

Peter R. Huntsman

Heike van de Kerkhof

Vir Lakshman(1)

Kathy D. Patrick

Number of meetings in 2020	9	4	5

Chair	Member
(1)
Designated as "audit committee financial expert" under SEC regulations

Each of these committees has a written charter approved by the Board, which is available on our website at www.venatorcorp.com. We will also furnish copies of any charter free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com.

AUDIT COMMITTEE

Duties

•	Sole responsibility for the appointment, retention and termination of our independent registered public accounting firm
•	Responsible for the compensation and oversight of the work of our independent registered public accounting firm
•	Monitors our independent registered public accounting firm's qualifications and independence
•	Monitors the integrity of our financial statements
•	Monitors the performance of our internal audit function and independent registered public accounting firm
•	Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
•	Monitors financial and enterprise risk exposures to our company

The Board has determined that each member of the Audit Committee meets the independence requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NYSE Corporate Governance Standards. The Board has also determined that Vir Lakshman qualifies as an "audit committee financial expert" as defined by the regulations of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate and have the accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Standards. No member of the Audit Committee serves on more than two other public company audit committees.

Additional information regarding the Audit Committee's responsibilities can be found under the sections entitled "—Board Role in Risk Oversight" and "Audit Committee Report" below.

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COMPENSATION COMMITTEE

Duties

•	Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation
•	Reviews, evaluates and approves our compensation programs, policies and plans, including annual short-term incentive plan "STIP" awards, equity-based compensation and compensation agreements*
•	Reviews and approves compensation for our corporate and executive officers who are employees, and reviews and recommends compensation for our directors*
•	Carries out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual general meeting of shareholders or other applicable report or filing
•	Performs such other functions as the Board may assign from time to time
•	Monitors employment and compensation-related risk exposures to our company

*
Please see "Compensation Discussion and Analysis—How We Determine Executive Compensation" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the Exchange Act and the NYSE Corporate Governance Standards. The Compensation Committee's charter permits the Compensation Committee to form, and delegate some or all of its authority to, subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors or, in some limited circumstances, to management.

The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee advises the full Board of any material changes regarding executive compensation matters.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Duties

•	Ensures that our corporate governance system performs well
•	Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
•	Monitors director independence
•	Manages the Board's annual director evaluation process
•	Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
•	Identifies, screens and recommends qualified director candidates
•	Periodically assesses the adequacy of the Board's size
•	Monitors our compliance with legal and regulatory requirements
•	Oversees succession planning for our CEO
•	Oversees our corporate and environmental, health and safety ("EHS") compliance programs
•	Monitors EHS and compliance risk exposures to our company

The Board has determined that each member of the Governance Committee is independent under our Corporate Governance Guidelines and the NYSE Corporate Governance Standards.

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BOARD ROLE IN RISK OVERSIGHT

Management is responsible for assessing and managing risks our company faces, including establishing controls to manage risks and bringing to the attention of the Board any significant risks facing our company. As part of this responsibility, management continually assesses enterprise risk management assessment. The Board is responsible for overseeing management in this effort. The Board understands that its focus on effective risk oversight is critical to setting our company's tone and culture towards effective risk management.

The Board has delegated to the Audit Committee the responsibility for oversight of financial and enterprise risk. The Audit Committee engages in discussions with management to establish a mutual understanding of our company's overall appetite for risk. The Audit Committee and management also discuss existing risk management processes and the ways in which management identifies, assesses and manages our company's most significant risk exposures. In exercising its oversight, the Audit Committee strives to effectively oversee our company's enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our shareholders.

The Audit Committee receives regular presentations from key leaders of our businesses and functions about significant risks the business or function faces. These presentations assist the Audit Committee in evaluating our company's risk assessment and risk management policies and practices. The presentations address strategic, operational, financial reporting, cyber security, compliance, governance and other risks, as appropriate.

The Governance Committee oversees risks related to our EHS and compliance programs and receives regular reports from management regarding these risks. The Compensation Committee's oversees risks related to our compensation practices, which are discussed in more detail in the "Compensation Discussion and Analysis" below.

We believe that the oversight function of the Board and its committees, combined with its active dialogue with management about risks our company faces and effective risk management, provide our company with the appropriate framework to help ensure effective risk oversight.

DIRECTOR ATTENDANCE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

We believe that there are benefits to having members of the Board attend our annual general meetings of shareholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual general meeting. As a result, the Board has decided that director attendance at our annual general meetings of shareholders should be strongly encouraged, but not required. All of our directors attended the 2020 annual general meeting either in person or via videoconference.

DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY

The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section 1 of our Corporate Governance Guidelines, which are available on our website at www.venatorcorp.com. These Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our company and to exercise independent thought and judgment. Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Corporate Governance Guidelines require that the Governance Committee consider each candidate's background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the chemical industry. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

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DIRECTOR NOMINATION PROCESS

The purpose and responsibilities of the Governance Committee, described in the committee's charter (available on our website at www.venatorcorp.com), include recommending to the Board nominees for election as directors. The Governance Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard. The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. The Governance Committee may also use third-party search consultants to identify director candidates. In addition, the Governance Committee receives shareholder recommendations for candidates for the Board. All shareholder recommendations must comply with the notice requirements contained in Article 46 of our Articles, which require, among other things, detailed information concerning the shareholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the shareholder and specific information concerning such shareholder's interests in our company's securities, including derivative instruments. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the shareholder and the proposed nominee, and a written questionnaire completed by the proposed nominee.

From time to time, the Governance Committee may request additional information from the nominee or the shareholder. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. Except as described under "Shareholder Proposals and Director Nominations for the 2022 Annual General Meeting," the procedures set forth in Article 46 of our Articles are the exclusive means for a shareholder to make director nominations or submit other proposals before an annual or special meeting of the shareholders.

Our Articles are available on our website at www.venatorcorp.com in the "Investor Relations" section. We will also furnish a copy of our Articles free of charge to any person who requests one. Requests for copies should be directed to the Corporate Secretary, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com. For additional information about shareholder nominations, including nominations for the 2022 annual general meeting of shareholders, see "Shareholder Proposals and Director Nominations for the 2022 Annual General Meeting."

SHAREHOLDER COMMUNICATIONS POLICY

Shareholders and other interested parties may communicate directly and confidentially with the Board, the non-management independent directors or the Chairman of the Board by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees TS22 5FD, United Kingdom or by sending an e-mail specifying the intended recipients to CorporateSecretary@venatorcorp.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Venator (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Shareholder Communications Policy is available on our website at www.venatorcorp.com.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines. The Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. Among other matters, the guidelines provide for the following:

•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

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•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;

•
directors not also serving as executive officers are required to offer their resignation effective at the next annual general meeting of shareholders upon reaching their 75th birthday (subject to certain exceptions);

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

The guidelines are available on our website at www.venatorcorp.com. We will also furnish a copy of the guidelines free of charge to any person who requests one. Requests for copies should be directed to the Corporate Secretary, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES

The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.venatorcorp.com. We will also furnish a copy of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests one. Requests for copies should be directed to the Corporate Secretary, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com. We intend to disclose any amendments to, or waivers from, our codes of ethics that apply to our principal executive officer, principal financial officer and/or controller on our website.

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PART 4	COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our Annual Meeting, our shareholders will have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our NEOs as disclosed in this Proxy Statement. We ask that our shareholders vote to approve executive officer compensation. Please see "Proposal 2—Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers."

INTRODUCTION

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid our executives in 2020. This CD&A presents information for the following named executive officers, or "NEOs":

Name	Title

Simon Turner	President and Chief Executive Officer, also referred to as our "CEO"

Kurt D. Ogden	Executive Vice President and Chief Financial Officer

Russ R. Stolle	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Mahomed Maiter	Executive Vice President, Business Operations

Dr. Rob Portsmouth	Senior Vice President, EHS, Innovation and Technology

COMPENSATION SUMMARY

Performance Highlights in 2020

In 2020, the TiO2 industry and our results were significantly impacted by macroeconomic uncertainty and limited visibility as a result of the COVID-19 pandemic and the economic repercussions of the pandemic. Notwithstanding these significant headwinds, we delivered $136 million of adjusted EBITDA. We also made meaningful progress on our strategic priorities in 2020 and delivered on those items within our control. We are focused on executing on our strategy, which includes delivering on our cost and operational efficiencies, further enhancing our cost competitiveness, strengthening our position in specialty and differentiated TiO2, advancing our customer-tailored approach to reduce our TiO2 price and margin volatility, improving our free cash flow generation and delivering on our personal and process safety performance targets.

Specific achievements in 2020 include the following:

•	Corporate adjusted EBITDA,(1) which is a key financial metric for our company and our shareholders, was $136 million, which exceeded our target and nearly met our maximum goal.
•	Corporate free cash flow,(2) which has a significant impact on our liquidity, net debt and strategic planning, was $(30) million, which exceeded our maximum goal.
•	Delivery of over $30 million in one-time savings by aggressively managing policy, salaries, bonus, and furlough schemes to mitigate the impact on our business of the COVID-19 pandemic.

(1)
Throughout this Proxy Statement, we refer to our EBITDA and adjusted EBITDA, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 49-50 of our 2020 10-K, as filed with the SEC on February 26, 2021.

(2)
Throughout this Proxy Statement, we refer to free cash flow, which is a non-GAAP financial measure. See Appendix B for additional information regarding free cash flow and a reconciliation to cash flow.

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Compensation Program Highlights

One of the primary objectives of our executive compensation program is to align our executive officers' pay with our financial performance and the performance of our ordinary shares. We achieve this with the design of our annual STIP and our equity-based long-term incentive awards, which provide a significant portion of our NEOs' total compensation opportunity.

Our 2020 STIP award metrics consisted of adjusted EBITDA, free cash flow, zero harm targets and personal performance, and the equity-based long-term incentive awards are tied to financial and share price performance. These incentive programs place 82% of our CEO's compensation opportunity, and 70% of our other NEOs, at-risk.

During 2020, our company successfully navigated the challenges of the pandemic and experienced strong performance results. We believe our executive compensation programs were effective in incentivizing our NEOs to achieve this strong performance, and the STIP paid out at an above-target level. Base salary increases that would have been implemented in April 2020 were frozen until October 2020, and all of our NEOs took voluntary compensation reductions during the year.

Consideration of our 2020 Say-on-Pay Vote and Shareholder Outreach

At our 2020 annual general meeting, 99.6% of total votes cast (excluding abstentions and broker non-votes) voted in favor of our say-on-pay proposal. In its ongoing assessment of the design of the executive compensation program, the Compensation Committee considers the overall support that the previous year's say-on-pay proposal received. In addition, it considers perceived shareholder expectations and input regarding alignment of executive pay to our financial performance. Based on these considerations, in 2019 the Compensation Committee first instituted grants of performance units that vest after a period of three years based on TSR performance relative to a predetermined set of peer companies. In 2020, the Compensation Committee added three-year cumulative RONA as a second performance metric, with RONA and relative TSR each comprising 50% of the payout for our performance units.

We maintain regular contact with our external investors regarding our business strategy and our efforts to create long-term value for our shareholders. The Board and management carefully consider the feedback from these meetings, as well as shareholder support, when reviewing our business, corporate governance and executive compensation policies.

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OBJECTIVES OF VENATOR'S EXECUTIVE COMPENSATION PROGRAM

The primary objective of our executive compensation program is the alignment of the compensation of our NEOs with shareholder value creation. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iii) align our executives' interests with those of our shareholders; (iv) encourage long-term focus; and (v) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.

Compensation Feature	Aligns Pay With Performance	Supports a Competitive Compensation Structure	Aligns Executives and Shareholders' Interests	Encourages Long-Term Focus	Balances Short-Term and Long-Term Risk-Taking

Salary		✓
Annual STIP Award	✓	✓	✓		✓
Restricted Stock Units	✓	✓	✓	✓	✓
Stock Options	✓	✓	✓	✓	✓
Performance Units	✓	✓	✓	✓	✓
Perquisites		✓
Health Benefits, Retirement Plans, Employment Agreements and Severance Arrangements		✓
Compensation-related policies:
• Clawback Policy			✓		✓
• Share Ownership Guidelines			✓	✓	✓
• Insider Trading/Anti-Hedging Policy			✓		✓

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ELEMENTS OF VENATOR'S EXECUTIVE COMPENSATION PROGRAM

Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.

TOTAL DIRECT COMPENSATION

We provide our executive officers with a mix of pay that reflects our belief that executive officers should have elements of their compensation tied to both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation (i.e., base salary, target short-term incentive and target long-term value) with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate. While the Compensation Committee reviews the competitiveness of each NEO's total direct compensation, it does not target specific percentiles among peer companies when setting compensation levels. Rather, the Compensation Committee considers peer group data among several factors in setting pay levels. Other factors include each executive's individual performance, level of responsibility, knowledge, time in the position, experience and internal equity among executives with similar experience and job responsibilities.

Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs comprises the following elements:

Compensation Element		Description and Purpose of the Element

	Base Salary	Fixed portion of total direct compensation. Generally reflects the officer's responsibilities, tenure, job performance and the market for the executive's services.

Annual Cash Compensation	Short-Term Incentive Plan Award	Variable portion of total direct compensation. Supports achievement by executives of business critical short-term performance goals, with cash payouts based on performance against pre-established annual goals. These goals may include a subjective evaluation of individual performance including success in areas significant to us as a whole or to a particular business unit or function.

	Restricted Stock Units	Variable portion of total direct compensation. Supports a long-term focus by executives, as the value is tied to the price of our ordinary shares with awards vesting over a three-year period. The three-year vesting period also provides a strong retention incentive.

Long-Term Equity-Based Compensation	Stock Options
Variable portion of total direct compensation. Supports a long-term focus to maximize stock price, as value is tied to stock appreciation. The ten-year exercise period discourages profit-taking by executives in the short term. Also provides a strong retention incentive by vesting over a three-year period.

	Performance Units	Variable portion of total direct compensation. Granted to focus executives on creating shareholder value by increasing TSR performance relative to peers and strong RONA performance over a three-year period in 2020.

A detailed discussion of 2020 target total direct compensation awarded to our NEOs and graphical illustrations of the proportionate amount of performance-based compensation, is set forth below in "—2020 Executive Compensation Decisions."

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OTHER ELEMENTS OF COMPENSATION

In addition to the elements of target total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.

Element	Description and Purpose of the Element

Health and Welfare Benefits	We provide our NEOs with health and welfare benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our NEOs participate in our health and welfare programs on the same basis as our other employees.
Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Employees in foreign jurisdictions participate in the retirement and savings plans mandated by applicable law. We also provide executive officers in the US the opportunity to participate in defined contribution savings plans, such as our salary deferral plan (the "401(k) Plan"). "). During 2020, we also maintained a supplemental deferred compensation plan, which was terminated at the end of 2020.
For an explanation of the major features of our retirement and savings plans and the other amounts payable to our NEOs, see "Executive Compensation—Pension Benefits in 2020" and "—Nonqualified Deferred Compensation in 2020."
Perquisites	We provide certain personal benefits and perquisites to our NEOs to assist with meeting the demands of their positions comparable, and in connection with international assignments. The benefits are competitive to those provided to executives at other companies in the chemical industry and the general market.
For a description of these perquisites and the amounts paid to our NEOs in 2020, see "Executive Compensation—2020 Summary Compensation Table" and "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."
Employment Agreements	We have entered into employment agreements with each of our NEOs that are intended to provide protections comparable to those provided to employees and executives at other companies in the chemical industry and the general market. The terms of certain of these employment agreements were amended in 2020.
Terms of the employment agreements with the named executive officers are reflected below under "—2020 Executive Compensation Decisions—Employment Agreements" and "Executive Compensation—Potential Payments and Rights on Termination or Change in Control—Employment Agreements."
Severance Arrangements	We provide market competitive payments and benefits to our executive officers upon certain severance events through the Amended and Restated Executive Severance Plan (the "Executive Severance Plan") and employment agreements. These arrangements assist in the retention of our executive officers by providing protection against certain termination events.
Terms of the Executive Severance Plan are reflected below under "Executive Compensation—Potential Payments and Rights on Termination or Change in Control—Employment Agreements."

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2020 EXECUTIVE COMPENSATION DECISIONS

TARGET TOTAL DIRECT COMPENSATION

The charts below illustrate the amount of 2020 target total direct compensation(1) allocated to each component of compensation for our CEO and the other NEOs. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2020 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

(1)
"Target total direct compensation" consists of (i) annual base salary, (ii) the target annual STIP award opportunity for 2020, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2020. The amounts actually realized by our NEOs with respect to the annual STIP awards and long-term equity incentive awards granted in 2020 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

The Compensation Committee's decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer's role in achieving our strategic objectives. Note that the charts above are intended to reflect the main compensation items provided to our NEOs during 2020 and do not include secondary compensation items such as health and welfare benefits.

2020 BASE SALARY

Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as well as competitive market practices. In February 2020, the Compensation Committee approved increases to the base salaries for Messrs. Ogden, Stolle, Maiter and Dr. Portsmouth based on the Compensation Committee's review a benchmarking analysis of analogous or similar roles within our Peer Group, as defined below. The Compensation Committee determined that Mr. Turner's salary was competitively aligned with our Peer Group and did not increase his salary.

In response to the COVID-19 pandemic, the base salary increases that were approved in February 2020 to be effective as of April 1, 2020 were postponed and were not made effective until October 1, 2020. In addition to the delay in implementing salary increases, our NEOs each took voluntary reductions in compensation as described above. Mr. Turner voluntarily elected to temporarily reduce his salary by 25% from May 2020 to September 2020 in response to the uncertainty created by the COVID-19 pandemic. Each of the other NEOs also took voluntarily reductions to their compensation from June 2020 to September 2020. The reductions for Messrs. Ogden, Stolle and Maiter were approximately 15% of their base salaries, and the reduction for Dr. Portsmouth was approximately 12% of his base salary.

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The 2020 base salary rates for our NEOs, which became effective as of October 1, 2020, were as follows:

Officer	2019 Base Salary (in US Dollars)	2020 Base Salary (in US Dollars)	%Increase (based on local currency)

Simon Turner(1)	$848,516	$852,199	n/a

Kurt D. Ogden	$530,000	$545,900	3%

Russ R. Stolle	$455,000	$486,850	7%

Mahomed Maiter(2)	$455,000	$497,229	8%

Dr. Rob Portsmouth(3)	$253,313	$277,310	9%

(1)
Mr. Turner's base salary was set on July 1, 2017 at $850,000 (GBP £657,764) and has remained unchanged in USD since that time. The value for Mr. Turner in 2020 was converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate of February 11, 2020 (which is the internal date used to estimate pro forma elements of compensation).

(2)
Mr. Maiter's base salary in GBP is £383,783, which was increased from GBP £355,355 in 2019. The value for Mr. Maiter in 2020 was converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate as of February 11, 2020 (which is the internal date used to estimate pro forma elements of compensation).

(3)
Dr. Portsmouth's base salary in GBP is £214,040, which was increased from GBP £196,367 in 2019. The value for Dr. Portsmouth in 2020 was converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate as of February 11, 2020 (which is the internal date used to estimate pro forma elements of compensation).

2020 ANNUAL SHORT-TERM INCENTIVE PLAN (STIP)

Our annual STIP awards are designed to reward our executive officers for achievement of annual performance goals set by the Compensation Committee. The Compensation Committee establishes annual STIP targets for the NEOs expressed as a percentage of their base salaries. The following table summarizes the STIP targets and maximum annual STIP award levels for each of our NEOs for 2020.

Officer	Target % of Base Salary	Maximum % of Base Salary

Simon Turner	100%	200%

Kurt D. Ogden	70%	140%

Russ R. Stolle	70%	140%

Mahomed Maiter	70%	140%

Dr. Rob Portsmouth	60%	120%

The target and maximum STIP award guideline amount for the NEOs generally align with competitive levels relative to comparable executive positions in our Peer Group and other chemical and general industrial companies. Potential payouts of individual annual STIP awards depend upon both company performance and individual contributions to our success, with the target and maximum award amounts serving as guidelines for ultimate payouts.

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2020 Performance Measures and Goals.    The Compensation Committee selects financial and strategic performance measures that must be achieved for payment of individual STIP awards. The Compensation Committee chooses performance measures that are important to our operations and contribute to the creation of shareholder value. The following table provides detail regarding the selected performance measures for the 2020 annual STIP awards and the corresponding weightings for each:

Performance Measure	Weighting	What It Is	Why We Use It

Corporate free cash flow(1)	40%	Cash from operating and investing activities, as defined on our US GAAP cash flow statements, before cash used or received from acquisition and disposition activities and separation costs.	Important measure of the financial performance of our company and has a significant impact on our strategic planning, liquidity and the ability to reduce our leverage through cash repayments on outstanding debt.
Corporate adjusted EBITDA(2)	20%	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization.	Primary metric by which our shareholders measure our financial performance, thus aligning the interests of management with the interests of our shareholders.
EHS compliance and injury reduction objectives	10%	A measure of compliance with injury reduction and process safety objectives.	Discourages risk-taking for short-term profits to the detriment of the well-being of our employees and the communities in which we operate as well as the long-term interests of our shareholders.
Personal Performance	30%	Restructuring performance, extraordinary cash actions, individual contribution and other.	Allows the Compensation Committee the ability to reward NEOs for outstanding performance in 2020 not captured in the above objectives.

(1)
Free cash flow is calculated as cash flows provided by (used in) operating activities from continuing operations and used in investing activities. See Appendix B for additional information regarding free cash flow and a reconciliation to cash flow.

(2)
Corporate adjusted EBITDA is calculated by eliminating the following from EBITDA: (a) business acquisition and integration expenses/adjustments; (b) separation expense/gain, net; (c) US income tax reform; (d) net income/loss of discontinued operations, net of tax; (e) loss/gain on disposition of business/assets; (f) certain legal settlements and related expenses/gains; (g) amortization of pension and postretirement actuarial losses/gains; (h) net plant incident costs/credits; and (i) restructuring, impairment, and plant closing and transition costs/credits. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 49-50 of our 2020 10-K.

The Compensation Committee established threshold, target and maximum performance goals for each of the financial performance measures as follows:

	2020(in millions)

Performance Measure	Threshold Goal	Target Goal	Maximum Goal

Corporate free cash flow	$(70)	$(60)	$(40)

Corporate adjusted EBITDA	$90	$120	$138

The Compensation Committee also established threshold, target and maximum goals for each of the EHS performance measures as follows:

		2020

Performance Measure	How Measured	Threshold Goal	Target Goal	Maximum Goal

Total Recordable Injury Rate	Company-wide achievement of injury reduction objectives	0.58	0.47	0.41

Company-wide achievement of injury reduction objectives	Company-wide achievement of process safety objectives	0.16	0.14	0.10

Performance goals are set at aggressive levels requiring significant effort to achieve. For 2020, certain of these goals were set lower than in 2019 due to the cyclical nature of the business and anticipated lower year-over-year results as a consequence.

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Achievement levels between threshold and target result in award payouts from 0% to 100% of target. Achievement levels between target and maximum result in award payouts from 100% to 200% of target for all NEOs.

2020 Performance.    The 2020 targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers' performance. For 2020, actual performance and performance as a percentage of targets were as follows:

Performance Criteria	2020 Target Goal (dollars in millions)	2020 Result (dollars in millions)	Earned Payout as a % of Target

Corporate free cash flow	$(60)	$(30)	80%

Corporate adjusted EBITDA	$120	$136	38%

Total Recordable Injury Rate	0.47	0.51	3%

Company-wide achievement of injury reduction objectives	0.14	0.02	10%

TOTAL			132%

Personal Performance.    The Compensation Committee reviewed the performance of the NEOs during 2020 against the backdrop of the unprecedented disruption to the global economy and our business due to the COVID-19 pandemic. In particular, the Compensation Committee noted that the NEOs, who together comprise our Executive Leadership Team, or ELT, had found a route to deliver adjusted EBITDA and free cash flow performance at or above targeted levels despite the COVID challenge and the impact of Hurricane Laura in the US. The Compensation Committee noted that accomplishments in 2020 had been the result of a true team effort, which required strong ELT leadership with swift and impactful decisions. All of this was delivered via remote working conditions, given the travel bans. Specifically, the Compensation Committee considered the following specific achievements of our NEOs:

•
Delivered approximately $30 million in cost savings by aggressively managing policy, salaries, bonus, and furlough schemes during the COVID-19 pandemic

•
Completed all remaining actions of the $40 million 2019 business improvement program

•
Reduced cash uses as compared to 2019 by $135 million

•
Successfully completed a $225 million bond offering

•
Delivered $18 million of restructuring benefits during the year

•
Achieved a record process safety outcome ratio

•
Advanced $30 million of business portfolio trimming

•
Added significant variable contribution margin from four new product launches

•
Led the industry in successful carcinogen labelling challenge in the European Union

2020 Annual STIP Award Payouts.    The earned payout as a percentage of target reflects the sum of the results of our performance relative to the targets set for each performance measure, as described above. The CEO presents the Compensation Committee with recommendations for the annual cash incentive awards for each of the other NEOs. The Compensation Committee reviews the CEO's recommendations, as well as the CEO's performance, and makes such adjustments as it deems appropriate in its determination of the award payouts. For 2020, the Compensation Committee made no adjustments to the final award payouts determined in accordance with the corporate and performance criteria described above. Based on performance during 2020, the Compensation Committee approved a payout of 132% of target to our NEOs. While the Committee acknowledged that the high level of personal performance of each of our NEOs merited a payout in excess of target, in light of the COVID-19 crisis and the related economic challenges, the NEOs ultimately did not receive a payout under the personal performance component.

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The table below reflects the formula used by the Compensation Committee in making the 2020 STIP awards:

Officer	NEO Base Salary		Target % of Base Salary		Earned Payout as a % of Target		STIP Award Paid

Simon Turner(1)	$852,199	x	100%	x	132%	=	$1,124,902

Kurt D. Ogden	$545,900	x	70%	x	132%	=	$504,412

Russ R. Stolle	$486,850	x	70%	x	132%	=	$449,849

Mahomed Maiter(1)	$497,229	x	70%	x	132%	=	$459,440

Dr. Rob Portsmouth(1)	$277,310	x	60%	x	132%	=	$219,630

(1)
Mr. Turner's STIP award was £868,248, Mr. Maiter's STIP award was £354,615 and Dr. Portsmouth's STIP award was £169,520. The values for Messrs. Turner and Maiter and Dr. Portsmouth in 2020 have been converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate as of February 11, 2020 (the date on which 2020 compensation was approved).

LONG-TERM EQUITY COMPENSATION

In February 2020, the Compensation Committee approved for each NEO a target long-term equity compensation value intended to position each NEO's target total compensation opportunity at a competitive level. Each NEO's target award value was allocated 50% to restricted stock units, 25% to stock options and 25% to performance units, and the amount allocated was converted to a number of shares based on the grant date fair value as follows:

Officer	Target Award Amounts	Stock Options	Restricted Stock Units	Target Performance Units	Total Shares

Simon Turner	$2,750,000	455,298	443,548	221,774	1,120,620

Kurt D. Ogden	$850,000	140,728	137,097	68,548	346,373

Russ R. Stolle	$750,000	124,172	120,968	60,484	305,624

Mahomed Maiter	$750,000	124,172	120,968	60,484	305,624

Dr. Rob Portsmouth	$325,000	53,808	52,419	26,210	132,437

For purposes of restricted stock unit awards, grant date fair value is calculated using the closing price of our stock on the date of grant. The grant date fair value of the stock option awards is determined on the date of the grant using the Black-Scholes valuation model. With respect to the performance units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures

The restricted stock units and stock option awards granted in 2020 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested, except as otherwise provided in the Stock Incentive Plan, long-term incentive award agreements and the employment agreements described below.

The performance unit awards granted in 2020 vest and lapse their associated restrictions on December 31, 2022, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2020 to December 31, 2022 and subject to continued service. 50% of the performance units are paid based on relative TSR performance as follows:

Percentile Rank Relative TSR	Payout Percentage of Target Number of Shares

90th percentile or better	200%

75th percentile or better	175%

50th percentile or better	100%

25th percentile or better	50%

Less than 25th percentile	0%

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The peer group used to determine relative TSR performance is the same as the Peer Group described below.

The remaining 50% of the performance units are paid based on cumulative three-year RONA performance as follows:

Cumulative RONA Goals	Payout Percentage of Target Number of Shares

22% or greater	200%

20%	175%

18%	150%

17%	125%

16%	100%

14%	75%

12%	50%

10%%	25%

Less than 10%	0%

If our absolute TSR is negative during the performance period, the Compensation Committee may exercise discretion to reduce the number of performance units that are earned. The performance unit awards are settled in stock upon vesting.

Additional details regarding these 2020 grants are provided under "Executive Compensation—Grants of Plan-Based Awards in 2020" below. Subject to the NEOs' Employment Agreements described below, none of the awards granted in 2020 provide for automatic accelerated vesting upon termination of employment or the occurrence of a change of control. See "Executive Compensation—Potential Payments upon Termination or Change in Control" below for more information.

EMPLOYMENT AGREEMENTS

In December 2018, we entered into employment agreements with Messrs. Turner, Ogden, Stolle, Maiter and Portsmouth (the "Employment Agreements"). The Compensation Committee approved the Employment Agreements, which superseded any prior agreements other than as specifically incorporated therein. The Employment Agreements reflect a continuation of the base salary then in effect and annual reviews for increase thereof, continued participation in the STIP, annual long-term incentive awards having a grant value of at least the value of such employee's 2018 long-term incentive award grant, and continued severance benefits under the Executive Severance Plan. The Employment Agreements also provide that the officers will be entitled to participate in the various benefits plans available to other employees. Executive officer compensation will continue to be subject to annual review by the Compensation Committee. In addition, the Employment Agreements contain confidentiality, non-solicitation and non-compete provisions.

As additional terms, the Employment Agreements provide that in the event that we terminate the Stock Incentive Plan, the employee is entitled to receive, during each year of employment with our company and in lieu of stock awards under the Stock Incentive Plan, an annual grant of performance units or similar long term incentive compensation having a grant value of at least the value of such employee's 2018 long-term incentive award grant, and vesting over three years. In addition, the Employment Agreements provide that under the Severance Plan, upon a "Termination for Good Reason" following a Change of Control (as defined in the Stock Incentive Plan), Replacement Awards (as defined in the Stock Incentive Plan), which may be issued to replace existing equity awards in connection with a Change of Control, shall become fully vested. In addition, each Employment Agreement provides that a breach of such Employment Agreement by our company or our affiliates shall be deemed to be a sufficient cause for a "Termination for Good Reason" under the Severance Plan. Terms of the Employment Agreements are reflected below under "Executive Compensation—Potential Payments and Rights on Termination or Change in Control—Employment Agreements."

On April 29, 2020, we amended Mr. Maiter's Employment Agreement as described in "Executive Compensation—Pension Benefits in 2020" below. Effective April 29, 2020, we amended Messrs. Ogden and Stolle's employment agreements each as described in "Executive Compensation—Nonqualified Deferred Compensation in 2020" below.

On November 12, 2020, we amended the employment agreements for each of our NEOs to provide for certain assurances in connection with a change of control including for payment of the 2020 STIP awards following 10 months of results based on the previously approved 2020 STIP criteria and to provide that the 2021 long-term incentive award would have a grant value not less than that granted to each NEO, respectively, in 2020.

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HOW WE DETERMINE EXECUTIVE COMPENSATION

The Compensation Committee in coordination with the Compensation Committee's compensation consultant, our CEO and our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary participate in the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each executive officer's compensation, our Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each executive officer's historical pay and career development, individual and corporate performance, competitive practices and trends, and other compensation issues.

ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT

The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee's annual review, evaluation and approval of our executive compensation programs, as detailed below.

Compensation Committee	• Articulates our compensation philosophy, establishes our executive compensation program and implements policies and plans covering our executive officers.
• Reviews, evaluates and approves the compensation structure and level for our executive officers.
• Reviews and approves each element of compensation annually for our CEO.

•

Evaluates each executive officer's performance, including through reports from other members of executive management (other than with respect to our CEO) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management	• Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executive officers (other than himself).

•

Our CEO is assisted by our Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

• Our CEO makes recommendations to the Compensation Committee regarding each element of compensation for each of our executive officers (other than the CEO).
• Our CEO also provides the Compensation Committee with his evaluation with respect to each executive officer's performance (other than the performance of the CEO) during the prior year.
• Our finance, human resources and legal departments also assist our CEO by advising on various considerations relevant to these programs.
Compensation Consultant

•

Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

• Evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•

Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

CONSIDERATION OF PEER COMPENSATION

To assist in its determination of the 2020 target total direct compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies as set forth below (the

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"Peer Group"). Information in the market review served as a reference in the Compensation Committee's overall assessment of the competitiveness of our executive compensation program.

The Peer Group consists primarily of companies against whom we compete in the global chemical industry for business opportunities and executive talent. Criteria used to select the Peer Group companies include financial measures (i.e., revenue, market capitalization, assets) and the chemical industry segment in which we operate. The Compensation Committee believes that this group of companies provides a meaningful benchmark for executive compensation. For the benchmarking review used to inform decisions regarding 2020 compensation, the Peer Group consisted of the following 11 companies:

• Albemarle Corp.	• Chemours Co.	• Mineral Technologies Inc.
• Ashland Global Holdings Inc.	• Croda International plc	• Tronox Ltd.
• Axalta Coating Systems Ltd.	• Element Solutions Inc.	• WR Grace & Co.
• Cabot Corp.	• Ferro Corp.

The Compensation Committee reviews the composition of the Peer Group each year. Following a review conducted in fall 2019, the Committee approved the Peer Group for 2020 that reflected certain changes intended to better align Venator near the median in terms of revenue, and to include companies that are more comparable to Venator. Specific changes included the removal of nine companies (Sika AG, Mallinckrodt plc, Celanese Corporation, Wacker Chemie, Johnson Matthey, Lonza Group, RPM International, Valaris plc and Noble Corporation) and the addition of two companies (Element Solutions, Minerals Technologies).

The compensation data for the Peer Group was obtained from publicly available sources, including proxy statements and Form 4 and 8-K disclosures, and was not adjusted. As a supplement to the Peer Group data to assess benchmark data for positions for which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data across a broader group of chemical and general industrial companies from the Equilar Executive Compensation Survey Database. The Compensation Committee considers competitive benchmark pay ranges and does not use the benchmark data to target specific percentiles within these groups. Our Compensation Committee believes the combination of these perspectives and points of reference offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs. With respect to the survey data considered by the Compensation Committee, the identities of the individual companies are not provided to the Compensation Committee and the Compensation Committee did not receive individual compensation information for the companies included in the survey.

INDEPENDENCE OF COMPENSATION ADVISERS

The Compensation Committee has engaged Meridian as its independent executive compensation consultant since 2017. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2020 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian's written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

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COMPENSATION POLICIES AND PRACTICES

SHARE OWNERSHIP GUIDELINES

Our Director and Executive Share Ownership Guidelines (the "Guidelines") are designed to align our directors' and executives' interests with our shareholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require non-employee directors and executive officers to achieve and maintain ownership of our shares equal to five times base salary for the CEO, three times base salary for all other executive officers and five times the annual cash retainer for directors. The share ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the closing share price on June 30 of each calendar year (the "Measurement Date"). Participants have five years from each participant's initial Measurement Date to achieve the ownership requirement. Once the guideline is achieved, a participant will not be deemed to have failed to achieve the guideline as a result of a subsequent decline in the market price of Venator's ordinary shares. Only Mr. Huntsman and Ms. Patrick have achieved the ownership requirement.

During any year in which a participant is not in compliance with the ownership requirement, the participant is required to retain at least 50% of net shares delivered through Venator's stock incentive plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Any shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and the purchase of a participant's primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.venatorcorp.com.

CLAWBACK POLICY

Pursuant to our Incentive Repayment (Clawback) Policy for executive officers, subject to certain exceptions, our company may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct resulting in a financial restatement.

POLICY ON HEDGING AND PLEDGING AND PROHIBITED TRANSACTIONS

Our Insider Trading Policy prohibits employees, non-employee directors and related persons from entering into hedging transactions that are intended to offset, in whole or in part, the economic risks associated with the ownership of our company's ordinary shares. Types of hedging transactions prohibited under the Insider Trading Policy include, but are not limited to, short sales and trading in exchange traded derivative instruments, such as puts, calls, spreads, straddles and any other derivative instruments that may be used to offset the economic risks associated with ownership of our company's ordinary shares. In addition, our Insider Trading Policy prohibits pledging our company's securities as collateral for a loan and holding securities in a margin account where such securities could be pledged as collateral.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their business operations or functions and in carrying out their employment responsibilities. Specifically:

•
a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation;

•
our annual STIP award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short and long-term success and features a cap on the maximum amount that can be earned in any single year;

•
our long-term incentive awards are directly aligned with long-term shareholder interests through their link to our stock price and multi-year ratable vesting schedules and TSR relative to other companies; and

•
our executive share ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock.

The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.

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ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation program for our NEOs with the desire to maximize the immediate deductibility of compensation to the extent practicable and consistent with our overall compensation philosophies.

The Board and the Compensation Committee reserve the right to provide compensation to our executives that is not deductible, including but not limited to when necessary to comply with contractual commitments, or to maintain the flexibility needed to attract talent, promote retention or recognize and reward desired performance.

We account for stock-based awards, including stock options, restricted stock unit awards and performance unit awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R).

Section 162(m) of the United State Internal Revenue Code (the "Code") generally disallows a U.S. tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to certain executive officers. However, prior to the enactment of tax legislation in December 2017 (the "Tax Act"), certain types of performance-based compensation were exempt from the $1 million deduction limit if specific requirements were met. Under the Tax Act, this special exemption for performance-based compensation is no longer available with respect to taxable years beginning after December 31, 2017. Pursuant to the Tax Act, for taxable years beginning after December 31, 2017, Section 162(m) of the Code was expanded to cover all named executive officers. Any executive officer whose compensation is subject to Section 162(m) of the Code in any taxable year beginning after December 31, 2016 will have compensation subject to Section 162(m) of the Code for all future years, including years after the executive terminates employment or dies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Venator Materials PLC's Compensation Discussion and Analysis for the fiscal year ended December 31, 2020, as set forth above, with Venator's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Looking to 2021, the Compensation Committee is closely monitoring the current COVID-19 pandemic and considering any potential impacts it may have on our compensation programs. Due to the significant uncertainties arising from the ongoing COVID-19 pandemic and its potential impacts to our business, the Compensation Committee may choose to exercise its discretion to adjust elements of compensation to the extent allowed under applicable plans and contractual arrangements, in order to ensure our executive team is appropriately incentivized as they navigate this global crisis and continue to drive Venator's strategic objectives.

COMPENSATION COMMITTEE,

Kathy D. Patrick, Chair
Daniele Ferrari
Heike van de Kerkhof

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PART 5	EXECUTIVE COMPENSATION

2020 SUMMARY COMPENSATION TABLE

The following table details compensation earned in the years ended 2018, 2019 and 2020 by our NEOs. Our compensation policies are discussed in "Compensation Discussion and Analysis" above.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non- Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)		Total

Simon Turner	2020	$763,428	—	$2,062,500	$687,500	$1,124,902	$514,941	$148,296		$5,301,567
President and Chief Executive	2019	$848,514	—	$1,687,500	$562,500	$862,813	—	$150,378		$4,111,705
Officer(7)	2018	$937,904	—	$1,000,000	$1,000,000	$380,789	$4,042,865	$163,530		$7,525,088

Kurt D. Ogden	2020	$533,975	—	$637,500	$212,500	$504,412	—	$643,153		$2,531,540
Executive Vice President and Chief	2019	$530,000	—	$637,500	$212,500	$365,992	—	$867,324	(6)	$2,613,316
Financial Officer	2018	$522,500	—	$400,000	$400,000	$150,626	—	$649,382	(6)	$2,122,508

Russ R. Stolle	2020	$462,963	—	$562,500	$187,500	$449,849	—	$921,141		$2,583,953
Executive Vice President, General	2019	$455,000	—	$562,500	$187,500	$301,460	—	$891,858	(6)	$2,398,623
Counsel, Chief Compliance	2018	$446,667	—	$350,000	$350,000	$129,311	—	$368,750	(6)	$1,646,811
Officer & Secretary

Mahomed Maiter	2020	$469,606	—	$562,500	$187,500	$459,440	$336,759	$89,385		$2,154,509
Executive Vice President, Business	2019	$447,845	—	$562,500	$187,500	$326,180	$1,265,383	$111,723		$2,917,298
Operations(7)	2018	$455,507	—	$250,000	$250,000	$130,732	—	$103,209		$1,189,448

Dr. Rob Portsmouth	2020	$260,138	—	$243,750	$81,250	$219,630	$826,284	$36,184		$1,667,236
Senior Vice President, EHS, Innovation	2019	$246,529	—	$225,000	$75,000	$139,297	$347,717	$44,720		$1,078,263
and Technology(7)

(1)
This column reflects the aggregate grant date fair value of awards of restricted stock units and, beginning in 2020, performance units for each NEO computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. For purposes of restricted stock unit awards, fair value is calculated using the closing price of our stock on the date of grant. With respect to the performance units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures. For information on the valuation assumptions with regard to stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2018, 2019 and 2020, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(2)
This column reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2018, 2019 and 2020, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.

(3)
This column reflects the annual STIP awards that were earned during 2020 and paid during the first quarter of 2021. These awards are discussed in further detail under "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—2020 Short-Term Incentive Plan."

(4)
This column reflects the aggregate amount of any change in pension value for each of the NEOs, to the extent any such aggregate change is positive. For 2018, the present value for Mr. Turner increased primarily as a result of the increase in value of his Huntsman pension top-up agreement, which varied based on his salary for the preceding 12 months and which increased as a result of his salary increase in connection with his appointment as CEO of our company, which was fully realized in 2018. Effective November 13, 2019, we terminated the pension top-up agreement with Mr. Turner and agreed to fully satisfy our obligations thereunder by payment to Mr. Turner of an aggregate amount totaling £6,800,000, payable in four equal installments. The first installment was paid on December 20, 2019, and each of the next three installments were payable on each of the first three anniversaries of the date of the termination of such agreement. The closing of the acquisition of shares by SK Capital Partners ("SK Capital") in December 2020 constituted a change in control under the pension-related provisions of Mr. Turner's amended employment agreement and the payment of the remaining £3,400,000 payable under such agreement was accelerated to January 2021 pursuant to its terms. This amount will be included as compensation to Mr. Turner in our 2021 proxy statement.

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(5)
The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual NEO is based on the total cost to our company, and such costs are required to be reported under SEC rules when the total costs are equal to or greater than $10,000 in the aggregate for a NEO. The table below details the components reported in the "All Other Compensation" column of the Summary Compensation Table for 2020. Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs.

	Simon Turner(a)	Kurt D. Ogden(b)	Russ R. Stolle(c)	Mahomed Maiter(d)	Dr. Rob Portsmouth(e)

Automobile Costs	$13,784	$15,650	$26,014	$16,843	$9,069

Foreign Assignment Costs & Allowances	—	$72,873	$84,700	—	—

Tax Equalization and Reimbursements	—	$393,855	$607,815	—	—

Housing Allowance	—	$61,091	$48,000	—	—

Miscellaneous	—	—	—	$3,093	—

Tax Return Preparation Assistance	—	$9,189	$9,189	$9,328	—-

Company Contributions

UK Pension	—	—	—	—	$21,802

Tax Gross Up Global Pension	$6,682	—	—	$12,700	$5,313

Excess Pension Payment—Pension Cash	$127,830	—	—	$47,421	—

Executive Deferral Plan (EDP)	—	$59,495	$114,423	—	—

401(k) Plan Match	—	$3,533	$15,092	—	—

401(k) Plan Non-discretionary Contribution	—	$27,467	$15,908	—	—

(a)
The cost to us for use by Mr. Turner of his company car includes monthly lease, maintenance, and repairs.

(b)
As a citizen of the US with residence in the UK, we incurred foreign assignment costs on Mr. Ogden's behalf during 2020 that included: $61,091 in housing allowances and costs of $72,873 for expenses including Immigration fees, US return visit travel, moving household goods, dependent education/schooling and storage. As part of his foreign assignment agreement, Mr. Ogden was in receipt of two company cars for use by himself and his wife. Mr. Ogden returned the company car used by his wife during December 2019 and £18,000 ($23,600) was added to Mr. Ogden's annual housing allowance, in lieu of the company car benefit. In September 2020, Mr. Ogden returned his company car and received a cash allowance equivalent to £13,000 ($17,045) per annum. In response to anticipated COVID-19 impacts, Mr. Ogden temporarily ceased receipt of his EDP company contributions, equivalent to 15% of his base salary, from June through September 2020. Mr. Ogden's aggregate reductions were $26,500. See footnote (f) below for an explanation of amounts shown for Mr. Ogden in the table above under "Tax Equalization and Reimbursements."

(c)
As a citizen of the US with residence in the UK, we incurred foreign assignment costs on Mr. Stolle's behalf during 2020 that included: $48,000 in housing allowances and costs of $84,700 for expenses including Immigration fees, US return visit travel and furniture rental. As part of his UK foreign assignment agreement, Mr. Stolle received two company cars for use by himself and his wife. Total costs of $26,014 include lease, maintenance, and repairs. In response to anticipated COVID-19 impacts, Mr. Stolle temporarily ceased receipt of his EDP company contributions, equivalent to 15% of his base salary, from June through September 2020. Mr. Stolle's aggregate reductions were $22,750. See footnote (f) below for an explanation of amounts shown for Mr. Stolle in the table above under "Tax Equalization and Reimbursements."

(d)
In lieu of receiving a company car, Mr. Maiter receives a £13,000 ($16,843) car allowance annually. Mr. Maiter had miscellaneous payments of £1,661 ($2,152) for social security gross-up associated with South African AECI Pension Fund and £726 ($941) paid in connection with Mr. Maiter's home security system. In response to anticipated COVID-19 impacts, Mr. Maiter temporarily ceased receipt of his Excess Pension Payment—Pension Cash, equivalent to 15% of his base salary, from June through September 2020. Mr. Maiter's aggregate reductions were £17,768 ($23,020).

(e)
In lieu of receiving a company car, Dr. Portsmouth receives a £10,500 ($13,604) car allowance annually. In response to anticipated COVID-19 impacts, Dr. Portsmouth voluntarily elected to temporarily cease receipt of his car allowance and received a reduced employer pension contribution, equivalent to 12% of his base salary in the aggregate, from June through September 2020. Dr. Portsmouth's aggregate reductions were £7,755 ($10,047).

(f)
In connection with their relocation to the U.K., Messrs. Ogden and Stolle are entitled to receive a tax equalization benefit designed to equalize the income tax paid by the executive so that their total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to U.S. income and social tax laws. The tax equalization benefit caps the executive's total income and social tax exposure to what he or she would be taxed on earnings from the Company under U.S. tax laws (as compared to U.K. tax laws as in existence from time to time). This policy is designed and intended to yield neither an economic benefit nor detriment to an executive as a result of his or her international assignment. For Messrs. Ogden and Stolle, any applicable schooling assistance (in the case of Mr. Ogden) and allowances for foreign service, housing, cost of living, home leave, and transportation are grossed up to calculate taxes due. The amounts shown under "Foreign Tax and Reimbursements" in the table above represent the Company's calculation of the excess U.K. taxes paid above the actual tax that Messrs. Ogden and Stolle would have paid had they not been relocated to the U.K. and the amount paid by the Company to neutralize the tax impact on Messrs. Ogden and Stolle with respect to eligible relocation compensation. These amounts vary significantly from year-to-year as a result of, among other things, the timing of tax payments, tax audits and the receipt of tax credits from the relevant taxing authorities.
(6)
Includes tax equalization and reimbursements for Mr. Ogden of $397,451 in 2018 and $616,492 in 2019 and for Mr. Stolle of $4,685 in 2018 and $618,485 in 2019.

(7)
For reporting purposes, the values for Messrs. Turner and Maiter and Dr. Portsmouth in 2020 have been converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate as of February 11, 2020 (the date on which 2020 compensation was approved). Values for 2018 and 2019 for Messrs. Turner and Maiter were calculated based on applicable exchange rates in the years in which such compensation was first reported and have not been recast to conform to the 2020 GBP exchange rate.

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GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information about annual STIP awards granted through our annual STIP award program and long-term incentive awards granted through the Stock Incentive Plan to the NEOs in 2020.

	Date of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock	All Other Option	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	(Venator Grant Date)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards(3) (#)	Awards(4) (#)	Awards(5) ($/Sh)	Awards(6) ($)

Simon Turner		$0	$852,199	$1,704,398	—	—	—	—-	—	—	—-

	2/11/20	—	—	—	55,444	221,774	443,548	-—	—	—	687,500

	2/11/20	—	—	—	—	—	—	443,548	—	—	1,375,000

	2/11/20	—	—	—	—	—	—	—	455,298	$3.10	687,500

Kurt D. Ogden		$0	$382,130	$674,260	—	—	—	—	—	—	—

	2/11/20	—	—	—	17,137	68,548	137,096	—	—	—	212,500

	2/11/20	—	—	—	—	—	—	137,097	—	—	425,000

	2/11/20	—	—	—	—	—	—	—	140,728	$3.10	212,500

Russ R. Stolle		$0	$340,795	$681,590	—	—	—	—	—	—	—

	2/11/20	—	—	—	15,121	60,484	120,968	—	—	—	187,500

	2/11/20	—	—	—	—	—	—	120,968	—	—	375,000

	2/11/20	—	—	—	—	—	—	—	124,172	$3.10	187,500

Mahomed Maiter		$0	$348,060	$696,120	—	—	—	—	—	—	—

	2/11/20	—	—	—	15,121	60,484	120,968	—	—	—	187,500

	2/11/20	—	—	—	—	—	—	120,968	—	—-	375,000

	2/11/20	—	—	—	—	—	—	—	124,172	$3.10	187,500

Dr. Rob Portsmouth		$0	$166,386	$322,772	—	—	—	—	—	—	—

	2/11/20	—	—	—	6,553	26,210	52,420	—	—	—	81,250

	2/11/20	—	—	—	—	—	—	52,419	—	—	162,500

	2/11/20	—	—	—	—	—	—	—-	53,808	$3.10	81,250

(1)
These columns show annual STIP award opportunities for our NEOs under our annual STIP award program set by the Compensation Committee in 2020. See the chart and accompanying narrative disclosure in "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—2020 Annual STIP Award" for additional information with respect to these amounts. The amounts actually earned by each of the NEOs pursuant to our annual STIP award program for 2020 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
These columns show performance units granted under the Stock Incentive Plan to the NEOs in 2020. The performance units vest on December 31, 2021, subject to the achievement of relative TSR and cumulative RONA performance metrics for the preceding three-year period. Amounts reported in the (a) "Threshold" column reflect the threshold number of performance units that may be earned for a certain minimum level of performance (i.e., 50% of target awards), (b) "Target" column reflects the target number of performance share units that may be earned (i.e., 100% of target awards), and (c) "Maximum" column reflect the maximum number of performance units that may be earned (i.e., 200% of target awards), in each case, based on relative TSR and cumulative RONA achievement against applicable performance metrics. If performance is below the threshold, no performance units are earned. If our absolute TSR for the performance period is negative, the number of performance units that will be vested at the end of the performance period is capped at the target number of performance units. See "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.

(3)
This column shows the number of restricted stock units granted under the Stock Incentive Plan to the NEOs in 2020. The restricted stock units vest ratably in three equal annual installments beginning on the first anniversary of the grant date. See "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.

(4)
This column shows the number of nonqualified options granted under the Stock Incentive Plan to the NEOs in 2020. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date. See "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.

(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our ordinary shares on the NYSE on the date of grant.

(6)
This column shows the full grant date fair value of the awards as of the Venator grant date computed in accordance with FASB ASC Topic 718. For purposes of restricted stock unit awards, fair value is calculated using the closing price of our stock on the date of grant. With respect to the performance units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures. For information on the valuation assumptions with regard to stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2018, 2019 and 2020, as filed with the SEC.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Information regarding the elements of our executive compensation program for 2020 is provided above under "Compensation Discussion and Analysis." The following is a discussion of material factors necessary to obtain an understanding of information disclosed under "—2020 Summary Compensation Table" and "Grants of Plan-Based Awards in 2020" that is not otherwise discussed in the Compensation Discussion and Analysis.

Company Car.    We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles. In lieu of receiving a company car, Messrs. Ogden and Maiter, and Dr. Portsmouth each receive a monthly car allowance.

Foreign Assignment.    We entered into agreements (the "Relocation Agreements") with Messrs. Ogden and Stolle to address their relocation from The Woodlands, Texas to Wynyard, UK in 2017. Under the Relocation Agreements, each executive's base salary is adjusted to account for cost of living and taxation differences between the US and the UK and is subject to the normal salary review process. We also pay taxes for Messrs. Ogden and Stolle that would not otherwise be owed due to the Relocation Agreements and gross them up on these taxes paid by us on their behalf, which are treated as a benefit in kind in the UK. Each of Messrs. Ogden and Stolle are also eligible to receive the following benefits during the relocation assignment: an international location allowance of 5% of gross annual salary; tax return preparation assistance; assistance in transferring personal affects to and from the UK; a relocation allowance of 10% of gross annual salary at the beginning of the relocation assignment and a similar 10% relocation allowance upon return to the US (which relocation allowance will be forfeited if the executive resigns before completing the initial relocation assignment); paid travel (or an allowance in lieu thereof) for the executives (and for their family members who are relocating to the UK) to the US up to three times per year for Mr. Stolle and one time for Mr. Ogden; and paid travel for three round trip tickets to the UK for any of the executives' children residing in the US who are under the age of 26 and attending college full-time. While in the UK, each executive is provided with housing and the use of two company cars (or cash equivalent thereof), and we reimburse educational expenses for Mr. Ogden's school-aged accompanying children. The relocation assignment for each of the executives began on August 1, 2017 and will continue until such time that either party provides no less than three months written notice to terminate the agreement. Additionally, we may terminate either executive's relocation assignment immediately for any of the following reasons: (i) we determine that the executive is unable to perform the essential functions of his jobs, (ii) the executive violates our Business Conduct Guidelines and serious disciplinary action results, or (iii) by any reason of personal illness, the executive is unable to carry out his duties for an time in excess of six months during any period of 12 months.

Company Contributions Relating to Retirement/Savings Plans.    Certain items reflected within the "All Other Compensation" column of the Summary Compensation Table include amounts that we paid to executives or contributed to a plan on the executives' behalf that relate to retirement or other savings plans, as further described in the sections titled "—Pension Benefits in 2020" and "—Nonqualified Deferred Compensation in 2020" below.

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OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

The following table provides information on the outstanding stock options, restricted stock units and performance units held by the NEOs as of December 31, 2020. The market value of the restricted unit awards is based on the closing market price of our stock on December 31, 2020, which was $3.31.

		Option Awards					Stock Awards

	Date of Award	Original Grant Date of	Number of Securities Underlying Unexercised Options(1)		Option Exercise	Option	Number of Shares or Unit of Stock that	Market Value of Shares or Units of Stock that	Equity Incentive Plan Awards: Number of Unearned Shares that	Equity Incentive Plan Awards: Market Value of Unearned Shares that

Name	(Venator Grant Date)	Converted Awards	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Have Not Vested(2) (#)	Have Not Vested(3) ($)	Have Not Vested(4) (#)	Have Not Vested(5) ($)

Simon Turner	2/11/2020	—	—	455,298	3.10	2/11/2030	443,548	1,468,144	221,774	734,072

	2/13/2019	—	74,405	148,809	5.75	2/13/2029	130,434	431,737	97,826	323,804

	2/14/2018	—	72,940	36,469	21.86	2/14/2028	15,248	50,471	—	—

	9/27/2017	—	41,494	—	22.83	9/27/2027	—	—	—	—

	8/16/2017	2/1/2017	57,496	—	15.81	2/1/2027	—	—	—	—

	8/16/2017	2/3/2016	54,268	—	6.67	2/3/2026	—	—	—	—

	8/16/2017	2/4/2015	11,145	—	17.13	2/4/2025	—	—	—	—

Kurt D. Ogden	2/11/2020	—	—	140,728	3.10	2/11/2030	137,097	453,791	68,548	226,894

	2/13/2019	—	28,109	56,216	5.75	2/13/2029	49,275	163,100	36,957	122,328

	2/14/2018	—	29,177	14,587	21.86	2/14/2028	6,099	20,188	—	—

	9/27/2017	—	12,967	—	22.83	9/27/2027	—	—	—	—

	8/16/2017	2/1/2017	17,968	—	15.81	2/1/2027	—	—	—	—

	8/16/2017	2/3/2016	34,491	—	6.67	2/3/2026	—	—	—	—

	8/16/2017	2/4/2015	5,463	—	17.13	2/4/2025	—	—	—	—

Russ R. Stolle	2/11/2020	—	—	124,172	3.10	2/11/2030	120,968	400,404	60,484	200,202

	2/13/2019	—	24,802	49,603	5.75	2/13/2029	43,477	143,909	32,609	107,936

	2/14/2018	—	25,529	12,764	21.86	2/14/2028	5,336	17,662	—	—

	9/27/2017	—	10,373	—	22.83	9/27/2027	—	—	—	—

	8/16/2017	2/1/2017	21,561	—	15.81	2/1/2027	—	—	—	—

	8/16/2017	2/3/2016	39,797	—	6.67	2/3/2026	—	—	—	—

	8/16/2017	2/4/2015	5,244	—	17.13	2/4/2025	—	—	—	—

Mahomed Maiter	2/11/2020	—	—	124,172	3.10	2/11/2030	120,968	400,404	60,484	200,202

	2/13/2019	—	24,802	49,603	5.75	2/13/2029	43,477	143,909	32,609	107,936

	2/14/2018	—	18,235	9,117	21.86	2/14/2028	3,811	12,614	—	—

	9/27/2017	—	9,077	—	22.83	9/27/2027	—	—	—	—

	8/16/2017	2/1/2017	14,374	—	15.81	2/1/2027	—	—	—	—

	8/16/2017	2/3/2016	30,149	—	6.67	2/3/2026	—	—	—	—

	8/16/2017	2/4/2015	4,370	—	17.13	2/4/2025	—	—	—	—

Dr. Rob Portsmouth	2/11/2020	—	—	53,808	3.10	2/11/2030	52,419	173,507	26,210	86,755

	2/13/2019	—	9,921	19,841	5.75	2/13/2029	17,391	57,564	13,043	43,172

	2/14/2018	—	6,383	3,190	21.86	2/14/2028	1,334	4,416	—	—

	8/16/2017	2/1/2017	8,984	—	15.81	2/1/2027	—	—	—	—

	8/16/2017	2/3/2016	18,843	—	6.67	2/3/2026	—	—	—	—

	8/16/2017	2/4/2015	2,731	—	17.13	2/4/2025	—	—	—	—

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2020, (i) outstanding option awards expiring February 4, 2025, February 3, 2026, February 1, 2027 and September 27, 2027 are 100% vested; (ii) outstanding option awards expiring on February 14, 2028 vest as to 33 1/3% on February 14, 2019, as to 66 2/3% on February 14, 2020 and as to 100% on February 14, 2021; (iii) outstanding option awards expiring on February 13, 2029 vested as to 33 1/3% on February 13, 2020, and vest as to 66 2/3% on February 13, 2021 and as to 100% on February 13, 2022; and (iv) outstanding option awards expiring on February 11, 2030, vest as to 33 1/3% on February 11, 2021, and vest as to 66 2/3% on February 11, 2022 and as to 100% on February 11, 2023;

(2)
Restricted stock unit awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. As of December 31, 2020: (i) restricted stock unit awards originally granted February 1, 2017 and September 27, 2017 are 100% vested; (iii) outstanding restricted stock unit awards granted on February 14, 2018 vested as to 33 1/3% on February 14, 2019, as to 66 2/3% on February 14, 2020 and as to 100% on February 14, 2021; (iii) outstanding restricted stock unit awards granted on February 13, 2019 vest as to 33 1/3% on February 13, 2020, as to 66 2/3% on February 13, 2021 and as to 100% on February 13, 2022; and (iv) outstanding restricted stock unit awards granted on February 11, 2020 vest as to 33 1/3% on February 11, 2021, as to 66 2/3% on February 11, 2022 and as to 100% on February 11, 2023.

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(3)
The market value of unvested restricted stock units reported in this column is calculated by multiplying $3.31, the closing market price of our stock on December 31, 2020, by the number of unvested restricted stock units as of December 31, 2020 for each restricted stock unit grant listed above.

(4)
The performance units granted on February 13, 2019, have a performance period of three years through December 31, 2021, subject to the achievement of relative TSR performance metrics and continued service. The performance units granted on February 11, 2020, have a performance period of three years through December 31, 2022, subject to the achievement of relative TSR performance metrics and continued service. At threshold performance, 50% of the performance units will be earned, at target performance, 100% of the performance units will be earned, and at maximum performance, 200% of the performance units will be earned. If our absolute TSR for the performance period is negative, the number of performance units that will be vested at the end of the performance period is capped at the target number of performance units. See "Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards. Amounts in this table with respect to the 2020 grant reflect an estimated payout of the target number of shares.

(5)
The market value of unvested performance units reported in this column is calculated by multiplying $3.31, the closing market price of our stock on December 31, 2020, by the target number of unvested performance units as of December 31, 2020 based on the level of achievement with respect to the applicable performance metrics.

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STOCK VESTED DURING 2020

The following table presents information regarding the vesting of restricted stock units for each applicable NEO during 2020. None of our NEOs exercised any stock options during 2020.

	Stock Awards(1)

Name	Number of Shares Vested in 2020	Value Realized on Vesting

Simon Turner	88,905	$270,679

Kurt D. Ogden	33,373	$101,824

Russ R. Stolle	30,241	$92,001

Mahomed Maiter	27,661	$84,246

Dr. Rob Portsmouth	11,348	$34,390

(1)
The following tabular disclosure provides information regarding the market value of the underlying shares on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.

				Restricted Stock Units Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Simon Turner	2/13/2019	2/13/2020	$3.05	65,218	$198,915	30,653	$93,492	34,565	$105,423

	2/14/2018	2/14/2020	$3.19	15,249	$48,644	7,168	$22,866	8,081	$25,778

	8/16/2017	1/31/2020	$2.74	8,438	$23,120	3,966	$10,867	4,472	$12,253

Kurt D. Ogden	2/13/2019	2/13/2020	$3.05	24,638	$75,146	9,696	$29,573	14,942	$45,573

	2/14/2018	2/14/2020	$3.19	6,099	$19,456	2,400	$7,656	3,699	$11,800

	8/16/2017	1/31/2020	$2.74	2,636	$7,223	1,038	$2,844	1,598	$4,379

Russ R. Stolle	2/13/2019	2/13/2020	$3.05	21,740	$66,307	8,555	$26,093	13,185	$40,214

	2/14/2018	2/14/2020	$3.19	5,337	$17,025	2,101	$6,702	3,236	$10,323

	8/16/2017	1/31/2020	$2.74	3,164	$8,669	1,246	$3,414	1,918	$5,255

Mahomed Maiter	2/13/2019	2/13/2020	$3.05	21,740	$66,307	10,218	$31,165	11,522	$35,142

	2/14/2018	2/14/2020	$3.19	3,812	$12,160	1,792	$5,716	2,020	$6,444

	8/16/2017	1/31/2020	$2.74	2,109	$5,779	992	$2,718	1,117	$3,061

Dr. Rob Portsmouth	2/13/2019	2/13/2020	$3.05	8,696	$26,523	4,088	$12,468	4,608	$14,054

	2/14/2018	2/14/2020	$3.19	1,334	$4,255	627	$2,000	707	$2,255

	8/16/2017	1/31/2020	$2.74	1,318	$3,611	620	$1,699	698	$1,913

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PENSION BENEFITS IN 2020

The table below sets forth information on the pension plans we maintain for the NEOs, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2020 for the applicable NEO under each plan based upon the assumptions described below.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)		Payments During Last Fiscal Year

		(#)	($)		($)

Simon Turner	Tioxide Pension Fund (UK)	31	$2,050,290		—
	Huntsman Global Pension Scheme		$1,568,126		—
	Huntsman Top-Up Payment(3)		$4,405,040	(3)	$2,202,520 (4)

Mahomed Maiter	Tioxide Pension Fund (UK)	35	$2,274,737		—
	Huntsman Global Pension Scheme		—	(5)	—

Rob Portsmouth	Huntsman Global Pension Scheme	26	$2,905,120		—

(1)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in "Note 20. Employee Benefit Plans" to our consolidated financial statements included in our 2020 10-K.

(2)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 20. Employee Benefit Plans" to our consolidated financial statements included in our 2020 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 60 was utilized. All accrued benefits are assumed payable at the plan's earliest unreduced retirement age. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2020.

(3)
Represents remaining £3,400,000 payable to Mr. Turner pursuant to the termination of the top-up payment agreement in November 2019, as further described below. The closing of the acquisition of just under 40% of our outstanding shares by SK Capital in December 2020 constituted a change in control under the pension-related provisions of Mr. Turner's amended employment agreement and accelerated payment of the remaining £3,400,000 payable under such agreement to January 2021. This amount will be included as compensation to Mr. Turner in our 2021 proxy statement.

(4)
Reflects the second £1,700,000 payment of four installments resulting from the termination of the pension top-up agreement.

(5)
Mr. Maiter withdrew his entire accrued pension benefit as a transfer value and therefore he had no accrued benefit as of December 31, 2020.

While at Huntsman Corporation, Messrs. Turner and Maiter participated in defined benefit pension arrangements through the tax-qualified Tioxide Pension Fund and Messrs. Turner and Maiter and Dr. Portsmouth participated in the Huntsman Global Pension Scheme. The Tioxide Pension Fund was a traditional defined benefit pension plan with a normal retirement age of 62. Defined benefit pension arrangements for the Tioxide Pension Fund were closed to new associates on December 31, 2010 and existing participants were frozen as to future service and compensation for purposes of benefit determinations under the plan, and on January 1, 2011, arrangements were shifted to participation in a defined contribution plan maintained by Huntsman. The Tioxide Pension Fund was largely maintained to provide benefits for employees in the Pigments and Additives segment of Huntsman Corporation. Sponsorship of the plan was therefore transferred to us in connection with the Separation. We will continue to maintain the Tioxide Pension Fund for accounts that existed as of the Separation, but the plan will remain frozen to new participants and existing participants will not continue to accrue service and compensation for purposes of benefit calculations under the plan. The Huntsman Global Pension Scheme is a non-registered defined benefit pension plan for service prior to January 1, 2011, which was designed to restore benefits that could not be provided in a registered plan due to pension or tax regulations or due to international assignments. At the beginning of 2018, Huntsman Corporation transferred sponsorship of the plan to Venator. Mr. Maiter withdrew his entire accrued pension benefit as a transfer value and therefore he had no accrued benefit as of December 31, 2020.

Messrs. Turner and Maiter have each met their lifetime pension contribution limits and will not receive any additional contributions from us into their plan accounts. As an alternative to active participation in qualified pension plans, we provide Messrs. Turner and Maiter monthly cash payments that are approximately equivalent to amounts that they would have been eligible to receive as active plan participants, although the amounts are not directly calculated pursuant to the terms of the pension plan documents. This cash amount is included within the "All Other Compensation" column of the Summary Compensation Table and is not deemed to be part of a pension benefit provided to either Messrs. Turner or Maiter.

During 2012, Huntsman entered into a pension top-up agreement with Mr. Turner that was put in place to make up for benefits lost due to regulatory restrictions in the UK and which was intended to provide additional benefits based on Mr. Turner's uncapped final salary. The present value for Mr. Turner under this pension top-up agreement varied based on his salary for the preceding 12 months and then-current actuarial and other assumptions. Our company assumed this agreement in connection with the Separation. The benefits payable pursuant to the pension top-up agreement were calculated, determined and paid under the same terms and conditions as the applicable pension plans, therefore the pension top-up arrangement has been reported as a pension plan benefit within the table above.

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Effective November 13, 2019, we terminated the pension top-up agreement with Mr. Turner pursuant to an amendment to Mr. Turner's Terms and Conditions of Employment with our affiliate that employs Mr. Turner (the "Top-Up Amendment"). Prior to the termination of the arrangement pursuant to the Top-Up Amendment, the present value of Mr. Turner's accumulated benefit under the pension top-up agreement had continued to increase beyond the $15,821,394 disclosed in Venator's 2019 proxy statement. Mr. Turner was fully vested in all benefits provided under the pension top-up agreement prior to its termination.

Pursuant to the Top-Up Amendment, the pension top-up agreement was terminated and our obligations under the pension top-up agreement will be fully satisfied by payment to Mr. Turner of an aggregate amount totaling £6,800,000 ($8,810,080), the approximate value of the pension top-up obligation at the date of Venator's separation from Huntsman, payable in four equal annual installments. The first installments were paid on December 20, 2019 and December 20, 2020. The closing of the acquisition of shares by SK Capital in December 2020 constituted a change in control under the Top-Up Amendment and the payment of the remaining £3,400,000 payable under such Top-Up Amendment was accelerated to January 2021 pursuant to its terms. This amount will be included as compensation to Mr. Turner in our 2021 proxy statement.

As of December 31, 2020, Mr. Turner had approximately 31 years of service in the UK and Mr. Maiter had approximately 35 years of service in the UK Each is fully vested in benefits from the Tioxide Pension Fund and the Huntsman Global Pension Scheme.

NONQUALIFIED DEFERRED COMPENSATION IN 2020

For 2020, we provided executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) the 401(k) Plan; and (2) the Venator Executive Elective Deferral Plan ("EDP"). The 401(k) Plan is a tax qualified broad based employee savings plan; employee contributions up to 100% of base salary and annual STIP awards are permitted up to dollar limits established annually by the IRS.

In December 2020, we terminated the EDP. We paid all amounts accrued to the participants in the EDP in December 2020 and January 2021. Previously, on April 27, 2020, we amended the EDP, to be effective January 1, 2021, to discontinue permitting deferred compensation contributions to the Executive EDP by participants, and to cease making Company contributions to the EDP, and also determined to instead make periodic cash payments to the former EDP participants in lieu of amounts that would have been credited as company contributions under the EDP, which continue following termination of the EDP.

The EDP was adopted on February 13, 2018 to replace and continue the terms of the interim 2017 Supplemental Savings Program established to provide eligible executives retirement benefits based on those previously provided to them by Huntsman prior to the company's separation from Huntsman. Those benefits were previously provided to the executives under (i) Huntsman's 401(k) plan (including matching and nondiscretionary employer contributions) to the extent such contributions to the 401(k) plan were subject to legal limits on the amount of contributions that can be allocated to an individual in a single year, and (ii) Huntsman's Cash Balance Plan (a tax qualified pension plan) and its Supplemental Executive Retirement Plan (a supplemental non-qualified pension plan).

The table below provides information on the nonqualified deferred compensation of the NEOs in 2020 under the EDP.

Name	Executive Contributions in Last FY(1)	Venator Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE(5)

Kurt D. Ogden	$128,097	$59,495	$31,978	$654,461	$83,626

Russ R. Stolle	$12,058	$114,423	$9,094	$400,376	$46,820

(1)
These contributions represent deferrals under the EDP and are included in the Salary column (or Non-Equity Incentive Plan Compensation column where applicable) of the Summary Compensation Table for 2020 set forth above.

(2)
These amounts represent company contributions to the EDP and are included in the "All other compensation" column of the Summary Compensation Table for 2020 set forth above.

(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.

(4)
Amounts reflected in this column represent partial distributions made on December 31, 2020 in connection with the termination of the EDP.

(5)
Amounts reflected in this column represents the remaining plan balances that were distributed in January 2021 to the participating NEOs. Amounts reflected in this column for each NEO who participates in the plan, not taking into account the distributions that occurred during the year, were reported as compensation to the executive officer in the Summary Compensation Table in prior years as follows: Mr. Ogden—$172,483, Mr. Stolle—$282,662.

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Participants may change their investment options at any time by contacting the plan record keeper. The table below lists the investment funds available to participants in the 401(k) Plan and the EDP. The table also provides the rate of return for each fund for 2020. All funds and rates of return are the same for each defined contribution plan.

Investment Funds	Ticker Symbol	2020 Performance

American Beacon Large Cap Value Institutional	AADEX	3.26%

T. Rowe Price New America Growth	PRWAX	44.71%

Vanguard 500 Index Fund Admiral Shares	VFIAX	18.37%

Fidelity Low Priced Stock K	FLPKX	9.40%

PRIMECAP Odyssey Aggressive Growth	POAGX	29.00%

Vanguard Mid-Cap Index Fund Admiral Shares	VIMAX	18.24%

Vanguard Selected Value Fund Investor Shares	VASVX	5.85%

American Beacon Small Cap Value Institutional	AVFIX	4.05%

Janus Henderson Venture Fund	JVTIX	31.70%

Vanguard Small-Cap Index Fund Admiral Shares	VSMAX	19.11%

First Eagle Overseas Fund Class A	SGOVX	6.95%

Fidelity International Discovery K	FIDKX	21.52%

Vanguard Total International Stock Index Admiral	VTIAX	11.28%

American Century Real Estate I	REAIX	–8.14%

Vanguard Target Retirement 2020 Fund Investor Shares	VTWNX	12.04%

Vanguard Target Retirement 2030 Fund Investor Shares	VTHRX	14.10%

Vanguard Target Retirement 2040 Fund Investor Shares	VFORX	15.47%

Vanguard Target Retirement 2050 Fund Investor Shares	VFIFX	16.39%

Vanguard Target Retirement 2060 Fund Investor Shares	VTTSX	16.32%

Vanguard Target Retirement Income Fund Investor Shares	VTINX	10.02%

Vanguard Retirement Savings Trust	n/a	2.06%

American Century Inflation Adjusted Bond Fund R5 Class	AIANX	10.51%

PIMCO Total Return Institutional	PTTRX	8.88%

Vanguard Total Bond Market Index Fund Admiral Shares	VBTLX	7.72%

Fidelity Government Money Market Fund	SPAXX	0.26%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs may receive compensation in connection with a termination of employment or change of control or upon death or disability pursuant to the terms of the following arrangements:

•
the Executive Severance Plan;

•
the Stock Incentive Plan;

•
employment agreements with our NEOs; and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.    We adopted the Executive Severance Plan in connection with our Separation to provide severance and change of control benefits to executive officers in connection with a termination of the executive's employment by us without "Reasonable Cause," or by the executive for "Good Reason," (both terms of which are defined below). In

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November 2017, we amended and restated the Executive Severance Plan to provide market severance benefits to our executive officers and to be more inclusive for our participants outside of the United States. All our NEOs are covered by the Executive Severance Plan.

The Executive Severance Plan provides our executive officers with cash payments upon a qualifying termination event equal to two times the executive's base compensation plus an amount equal to the executive's "Pro Rata Bonus for Termination Year." The portion of the payment related to base compensation will be paid within 60 days of an executive's termination, and the portion of the payment related to the pro rata bonus will be paid in ordinary course under the applicable plan as payments are made to the remaining participating employee population, unless otherwise required by applicable law. In the event that a participant is eligible to receive severance benefits pursuant to a separate plan or arrangement, whether by contract with us or through a regulatory entitlement, the participant will not be eligible for severance benefits pursuant to the Executive Severance Plan unless the participant waives all rights to the benefits under that separate severance plan, arrangement or entitlement. Conversely, the participant can elect not to participate in the Executive Severance Plan and continue to be eligible for benefits under such a separate severance plan, arrangement or entitlement. In connection with the amendment and restatement of the plan, Mr. Turner waived his rights to a 12-month notice of termination benefit in favor of eligibility under the Executive Severance Plan.

Pursuant to the Executive Severance Plan:

•
"Reasonable Cause" means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law, the material violation of any of our significant policies that materially and adversely affects us or other circumstances where we would be entitled, under the executive's contract, if any, to terminate the executive's employment, or (2) the failure of the participant to substantially perform his duties.

•
"Good Reason" means a voluntary termination of employment by the executive as a result of us or one of our affiliates (1) making a materially detrimental reduction or change to the job responsibilities or in the base salary for a participant, or (2) within a period of 12 months following a Change in Control (as defined within clause (b) of the Change of Control definition for our Stock Incentive Plan), changing the participant's place of work by more than 50 miles, in either case which has not been remedied by us or our affiliate within 30 days of the receipt of notice of the event by the participant.

•
"Pro Rata Bonus for Termination Year" means a pro rata portion (by calendar days) of the annualized bonus under the applicable bonus program in effect at the time of the executive's termination where the annualized bonus is calculated in accordance with our actual performance for the full calendar year during which the executive's termination occurs.

The Executive Severance Plan also provides for outplacement services for a period of 12 months following the executive's termination or until the executive obtains substantially comparable employment.

The Executive Severance Plan provides for the continuation of medical benefits for United States participants for up to two years following termination (which will be in the form of a lump sum cash payment equal to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, premium at the time of departure multiplied by the severance period multiplied by 150%).

Stock Incentive Plan Awards.    Long-term incentive awards granted under the Stock Incentive Plan provide for accelerated vesting upon a Change of Control or certain other events, including certain terminations of employment of service, at the discretion of our Compensation Committee. The performance unit award agreements provide that, upon a termination of employment due to death or disability or upon the occurrence of a change of control (within the meaning of Section 409A of the Code), the Compensation Committee may, in its discretion, waive any remaining restrictions on the performance units, in whole or in part, and deem the applicable performance period to end immediately prior to the date of death, disability or the occurrence of the change of control, in which case the satisfaction of the applicable relative TSR performance metrics will be based upon actual performance as of the end of the revised performance period. Any such provision made by the Compensation Committee could benefit all participants in our Stock Incentive Plan, including the NEOs. If there is a Change of Control, the Compensation Committee may, in its discretion, provide for:

•
assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

•
acceleration of the vesting of all or any portion of an award;

•
changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

•
payment of substantially equivalent value in exchange for the cancellation of an award; and/or

•
issuance of substitute awards of substantially equivalent value.

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Our Stock Incentive Plan defines a "Change of Control" as follows: (a) with respect to an award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; or (b) with respect to all other awards, (i) the acquisition by any person, other than us, one of our affiliates or one of our employee benefit plans, of beneficial ownership, directly or indirectly, of our securities representing 20% or more of our combined voting power of our then outstanding securities entitled to vote generally in the election of directors; or (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 20% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or (iii) the sale or disposition of all or substantially all our assets (other than any such sale or disposition involving solely us and one or more persons that are "affiliates" of us; or (iv) a change in the composition of our board of directors, as a result of which fewer than a majority of the directors are "Incumbent Directors" (defined below); or (v) the approval by our board of directors or our shareholders of a complete or substantially complete liquidation or dissolution; or (c) with respect to all awards: (i) a court-sanctioned compromise or arrangement between us and our shareholders under section 899 of the Act, resulting in a Change of Control under that act; (ii) the obtaining by any person of control of the company as the result of making a general offer to (A) acquire all our issued ordinary share capital, which is made on a condition that, if it is satisfied, such acquiring person or persons, as applicable, will have control of us, or (B) acquire all of our shares which are of the same class as the ordinary shares; (iii) any person becoming bound or entitled under Sections 979 to 982 or Sections 983 to 985 of the Act (or similar law of another jurisdiction) to acquire shares of the same class as the ordinary shares. An "Incumbent Director" means directors who either (A) are directors of us as of the effective date of the Stock Incentive Plan, or (B) are elected, or nominated for election, thereafter to the board of directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest or an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

Employment Agreements.    In December 2018, we entered into the Employment Agreements with certain of our executive officers, including Messrs. Turner, Ogden, Stolle and Maiter. Each Employment Agreement provides that a breach of such Employment Agreement by our company or our affiliates shall be deemed to be a sufficient cause for a "Termination for Good Reason" under the Severance Plan. In addition, upon a "Termination for Good Reason" under the Executive Severance Plan following a Change of Control, any Replacement Awards granted to an executive will become fully vested in accordance with the Stock Incentive Plan.

Pursuant to the Stock Incentive Plan, an award will meet the conditions of a "Replacement Award" if: (1) it is of the same type as the replaced award (or a different type acceptable to the Compensation Committee); (2) it has an intrinsic value at least equal to the value of the replaced award; (3) it relates to publicly traded equity securities of our company or our successor in the Change of Control or another entity that is affiliated with our company or our successor following the Change of Control; (4) its terms and conditions comply with the terms of the Stock Incentive Plan; and (5) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent Change of Control). The determination of whether the conditions of the Stock Incentive Plan are satisfied will be made by the Compensation Committee, as constituted immediately before the Change of Control, in its sole discretion.

Other Arrangements.    As more fully described under "—Pension Benefits in 2020" and "—Nonqualified Deferred Compensation in 2020" above, certain of our executives are entitled to payments pursuant to the terms and conditions of our retirement savings plans and deferred compensation plans upon a termination of employment or change in control.

In addition, pursuant to our Retiree Welfare Plan, certain eligible employees are entitled to health, medical, dental and vision benefits if they choose to separate from our company for any reason prior to age 65. US employees who were eligible under Huntsman's Retiree Welfare Plan at the time of the Separation were deemed eligible for our Retiree Welfare Plan, including Messrs. Stolle and Ogden. We may cancel the Retirement Welfare Plan at any time. Due to Mr. Stolle having achieved a combined age and years of service of at least 80 at Huntsman and therefore vesting in retirement benefits while at Huntsman, we entered into a separate agreement with him that provides him with an additional cash benefit if we terminate the Retiree Welfare Plan or reduce the benefits available under the plan.

Quantification of Potential Payments and Benefits.    The table below reflects the compensation that may be payable to or on behalf of each NEO upon an involuntary termination or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2020. All equity acceleration values have been calculated using the

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closing price of our stock on December 31, 2020 of $3.31. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Payment Type	Simon Turner		Kurt D. Ogden		Russ R. Stolle		Mahomed Maiter		Dr. Rob Portsmouth

INVOLUNTARY TERMINATION—WITHOUT CAUSE OR FOR GOOD REASON

Cash Severance	$1,704,398		$1,091,800		$973,700		$994,458		$554,620

Health & Welfare(1)	$5,758		$108,116		$108,116		$5,870		$5,870

Outplacement Services(2)	$5,200		$5,200		$5,200		$5,200		$5,200

Pension(3)	$90,649	(6)	—		—		$54,794	(7)	$65,182	(8)

TOTAL TERMINATION BENEFITS	$1,805,554		$1,205,116		$1,010,685		$1,060,322		$630,309

CHANGE OF CONTROL

Accelerated Equity Awards	$3,103,840	(9)	$1,015,853	(10)	$896,189	(11)	$891,141	(12)	$376,714	(13)

TOTAL TERMINATION BENEFITS	$3,103,840		$1,015,853		$896,189		$891,141		$376,714

DEATH

Accelerated Equity Awards(3)	$1,057,876		$349,222		$308,138		$308,138		$129,927

Pension(4)	$90,649		—		—		$68,356		$65,182	(14)

TOTAL TERMINATION BENEFITS	$1,148,525		$349,222		$308,138		$376,494		$195,109

DISABILITY(5)

Accelerated Equity Awards(3)	$1,057,876		$349,222		$308,138		$308,138		$129,927

Pension	$85,210		—		—		$68,356		$65,182

TOTAL TERMINATION BENEFITS	$1,143,086		$349,222		$308,138		$308,138		$195,109

RETIREMENT

Pension(3)	$90,649		—		—		$68,356		$65,182

TOTAL TERMINATION BENEFITS	$90,649		—		—		$68,356		$65,182

(1)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2020, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible with respect to such coverage.

(2)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect the company cost would be as set forth herein.

(3)
Any acceleration of vesting of performance units held by the NEOs upon death or disability requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. Represents the value of accelerated vesting of target unvested performance units held by the NEOs.

(4)
Retirement benefits are annual life pension amounts. The earliest this benefit can be realized is age 57 for Mr. Turner at which time it would be actuarially reduced to $85,210. The earliest this benefit can be realized is age 60 for Mr. Maiter at which time it would not be actuarially reduced. The earliest this benefit can be realized is age 55 for Mr. Portsmouth at which time it would be actuarially reduced to $53,449.

(5)
The disability benefit for Messrs. Maiter and Turner is reduced in line with the early retirement reduction factors as per their pension agreements and before tax gross up for Mr. Turner.

(6)
The accrued retirement benefit for Mr. Turner comprises $51,364 from the Tioxide Pension Fund and $39,285 from the Huntsman Global Pension Scheme. Mr. Turner may elect a lump sum benefit of $1,766,162 calculated as eight times salary up to the current earnings cap. Mr. Turner's spouse is entitled to an annual benefit of $45,325 which is calculated as 50% of Mr. Turner's accrued retirement benefit before tax gross up.

(7)
The accrued retirement benefit for Mr. Maiter comprises $54,794 from the Tioxide Pension Fund. Mr. Maiter withdrew his entire accrued Huntsman Global Pension Scheme benefit as a transfer value and has no accrued benefit in this plan as of December 31, 2020. Mr. Maiter may elect a lump sum benefit of $3,977,834 calculated as eight times uncapped salary. Mr. Maiter's spouse is entitled to an annual benefit of $34,178, which is calculated as 50% of Mr. Maiter's accrued retirement benefit before tax gross up.

(8)
The accrued retirement benefit for Dr. Portsmouth comprises $81,587 from the Huntsman Global Pension Scheme, subject to an offset of $16,405 from the South African AECI Pension Fund. Dr. Portsmouth may elect a lump sum benefit of $2,218,482 calculated as eight times uncapped salary. Dr. Portsmouth's spouse is entitled to an annual benefit of $32,591 which is calculated as 50% of Dr. Portsmouth's accrued retirement benefit before tax gross up.

(9)
Except as provided in his Employment Agreement, any acceleration of vesting of long-term incentive awards held by Mr. Turner upon a change of control requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An

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  acceleration of Mr. Turner's 589,230 unvested restricted stock units would have an estimated value of $1,950,351 and 319,600 target unvested performance units would have an estimated value of $1,057,876. In addition, an acceleration of Mr. Turner's 640,576 unvested options would have an estimated value of $0 on December 31, 2020.

(10)
Except as provided in his Employment Agreement, any acceleration of vesting of long-term incentive awards held by Mr. Ogden upon a change of control requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Ogden's 192,471 unvested restricted stock units would have an estimated value of $637,079 and 105,505 target unvested performance units would have an estimated value of $349,222. In addition, an acceleration of Mr. Ogden's 211,531 unvested options would have an estimated value of $0 on December 31, 2020.

(11)
Except as provided in his Employment Agreement, any acceleration of vesting of long-term incentive awards held by Mr. Stolle upon a change of control requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Stolle's 169,781 unvested restricted stock units would have an estimated value of $561,975 and 93,093 target unvested performance units would have an estimated value of $308,138. In addition, an acceleration of Mr. Stolle's 186,539 unvested options would have an estimated value of $0 on December 31, 2020.

(12)
Except as provided in his employment agreement, any acceleration of vesting of long-term incentive awards held by Mr. Maiter upon a change of control requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Mr. Maiter's 168256 unvested restricted stock units would have an estimated value of $556,927 and 93,093 target unvested performance units would have an estimated value of $308,138. In addition, an acceleration of Mr. Maiter's 182,892 unvested options would have an estimated value of $0 on December 31, 2020.

(13)
Except as provided in his employment agreement, any acceleration of vesting of long-term incentive awards upon a change of control held by Dr. Portsmouth requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2020. An acceleration of Dr. Portsmouth's 71,144 unvested restricted stock units would have an estimated value of $235,487 and 39,253 target unvested performance units would have an estimated value of $129,927. In addition, an acceleration of Dr. Portsmouth's 76,839 unvested options would have an estimated value of $0 on December 31, 2020.

(14)
Dr. Portsmouth is entitled to an additional lump sum death benefit of $1,941,172 calculated as seven times salary if his death is work-related.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Kathy D. Patrick, Daniele Ferrari and Sir Robert J. Margetts each served on the Compensation Committee during 2020. None of the members who served on the Compensation Committee during 2020 has at any time been an officer or employee of our company or any of its subsidiaries nor had any substantial business dealings with our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2020.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Plan Category	(#)(1)	($)	(#)

Equity compensation plans approved by security holders as of December 31, 2020(2)	6,133,112	$11.39	11,151,784

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 3,414,870 outstanding options and 2,718,242 undelivered full value awards (including 1,704,848 unvested restricted stock units and 351,679 vested share units). If performance units were delivered at target, this figure would include 661,715 undeliverable full value awards.

(2)
The Stock Incentive Plan allows for the issuance of up to 17,750,000 ordinary shares to employees and consultants of our company and its subsidiaries and to members of the Board.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Simon Turner, our CEO.

For 2020, our last completed fiscal year:

•
the median of the annual total compensation of all employees of our company (excluding Simon Turner, our CEO) was $62,143;

•
the annual total compensation of Simon Turner, our CEO, as reported in the 2020 Summary Compensation Table included in this Proxy Statement, was $5,301,567; and

•
based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 85 to 1.

With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2020 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our 2020 Form 10-K.

Median Employee

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in pay to our employees or our median employee. We identified our median employee as of December 31, 2018 and have determined that there are significant changes requiring us to recalculate the median employee as of December 31, 2020. In determining to identify a new median employee for this disclosure, we considered the changes to our global employee population and compensation programs during 2020, as well as changes to that employee's job description or compensation during 2020.

We determined that, as of December 31, 2020, our total global workforce consisted of approximately 3,700 individuals working at our parent company and consolidated subsidiaries, with approximately 5% of these individuals located in the Americas, 84% located in Europe and the Middle East and 11% located in Asia Pacific.

We used a consistently applied compensation measure to identify our median employee by comparing the actual non-discretionary compensation (inclusive of salaries and wages) reflected in our global data system of record that aligns with payroll records as reported to local tax authorities for 2020. For the purpose of identifying the median employee, the amount of non-discretionary compensation for our non-US employees was converted to US dollars using exchange rates as of December 31, 2020.

We do not widely distribute annual equity awards to our employees; therefore such awards were excluded from our compensation measure.

For purpose of calculating the 2020 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees, we requested the annual total compensation of our median employee as of December 31, 2020 and converted to US dollars using exchange rates as of December 31, 2020.

We identified our median employee by consistently applying this compensation measure to all employees included in our analysis.

For purposes of the year ended December 31, 2020, we combined all of the elements of our median employee's compensation for the year ended December 31, 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S K, resulting in annual total compensation of $74,064. The difference between such employee's salary and wages and the employee's annual total compensation represents:

•
$9,424 representing the annual employer contribution to the pension plan;

•
$950 representing the annual employer contribution to the private medical insurance plan; and

•
$1,454 employer provided life and health insurance.

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VENATOR MATERIALS PLC : PROXY STATEMENT

PART 6	AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP, DELOITTE LLP AND AFFILIATES

The following table shows the aggregate fees billed by Deloitte & Touch LLP, Deloitte LLP and DTTL member firms in 2020 and 2019 for the services indicated (dollars in thousands):

	2019	2020

Audit Fees(1)	$2,912	$3,694

Audit-Related Fees(2)	$906	$605

Tax Fees(3)	$155	$759

All Other Fees(4)	$239	$300

Total	$4,212	$5,358

(1)
Includes fees associated with annual integrated audits of Venator Materials PLC, reviews of Quarterly Reports on Form 10-Q and statutory audits required internationally.

(2)
Includes fees associated with services related to our debt offering, non-statutory audits and agreed upon procedures.

(3)
Includes fees associated with tax compliance, tax advice and tax planning services including, but not limited to, international tax compliance and advice, federal and state tax advice, and assistance with the preparation of foreign and domestic tax returns.

(4)
Includes fees associated with strategic consultancy services, vendor due diligence services and our S-3 registration statement.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted by resolution policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and its affiliates of certain audit and non-audit services. Deloitte & Touche LLP and its affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and its affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and its affiliates of certain audit and accounting services, certain tax services, and, if fees do not exceed $200,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services outside of those described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year's expenditures, consistent with the SEC's accountant fee disclosure requirements.

In accordance with these procedures, the Audit Committee approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and its affiliates.

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AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Venator Materials PLC ("Venator") assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Venator's internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Venator's website at www.venatorcorp.com.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Venator's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Venator's internal control over financial reporting. All audit and non-audit services provided to Venator by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm's independence.

The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Venator's operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Venator's independent registered public accounting firm in the US for the year ending December 31, 2021. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has recommended that the Board ask shareholders to ratify the appointment of the independent registered public accounting firm at Venator's annual general meeting of shareholders. As required by the UK Companies Act 2006, the Board is also asking shareholders to re-appoint Deloitte LLP as Venator's UK statutory auditor to hold office until the next annual general meeting of shareholders at which the annual report and accounts are presented before Venator's shareholders and to authorize the Board or the Audit Committee to determine Deloitte LLP's remuneration as Venator's UK statutory auditor.

The Committee has reviewed and discussed Venator's audited financial statements for the year ended December 31, 2020 with Venator's management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable auditing standards. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Venator's audited financial statements for the year ended December 31, 2020 be included in Venator's Annual Report on Form 10-K for the year ended December 31, 2020. This report was submitted by the current members of the Committee.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing of Venator, except to the extent that Venator specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE, Vir Lakshman, Chair Peter R. Huntsman Kathy D. Patrick

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PART 7	PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1(a)-(h)—ELECTION OF DIRECTORS

The size of the Board is currently set at six, all of whom were previously elected to serve until the Annual Meeting. The Governance Committee has recommended, and the Board has unanimously nominated, Dr. Barry B. Siadat, Messrs. Aaron C. Davenport, Daniele Ferrari, Peter R. Huntsman, Vir Lakshman and Simon Turner, and Mmes. Heike van de Kerkhof and Kathy D. Patrick for election. Each elected director will serve until our 2022 annual general meeting of shareholders, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any shareholder nominations for director.

The nominees receiving a majority of the votes cast at the Annual Meeting for the election of directors will be elected as directors. You may not cumulate your votes in the election of directors. Abstentions will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. If you are a street name shareholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the election of the director nominees.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the following director nominees: Dr. Barry B. Siadat, Messrs. Aaron C. Davenport, Daniele Ferrari, Peter R. Huntsman, Vir Lakshman and Simon Turner, and Mmes. Heike van de Kerkhof and Kathy D. Patrick. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE.

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our shareholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs. Currently, our shareholders are given the opportunity to cast an advisory vote on this topic annually.

The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent—we pay for performance. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our ordinary shares.

When casting your vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles.

The say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement.

Approval of this proposal requires approval by holders of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on this proposal. If you are a street name shareholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2021 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

While this vote is required by law, the result will not be binding on our company, the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Nevertheless, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL 3—NON-BINDING ADVISORY VOTE TO RECEIVE THE ANNUAL REPORT AND ACCOUNTS

Under the Act, we are required to present the Annual Report and Accounts at the Annual Meeting, which include the audited annual accounts and related directors' and auditor's reports for the year ended December 31, 2020 and we are providing our shareholders at the Annual Meeting an opportunity to receive the Annual Report and Accounts. The Annual Report and Accounts will be delivered to the Registrar of Companies in the UK following the Annual Meeting.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to relevant questions and, if they desire, will have an opportunity to make a statement.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the shareholders hereby approve, on an advisory basis, the receipt of Venator Materials PLC's annual report and accounts for the year ended December 31, 2020, together with the reports of the directors and the auditors thereon."

Please note that this vote is advisory and not binding on our company or the Board in any way.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY APPROVAL TO RECEIVE
THE ANNUAL REPORT AND ACCOUNTS FOR YEAR ENDED DECEMBER 31, 2020.

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PROPOSAL 4—NON-BINDING ADVISORY VOTE TO APPROVE THE DIRECTORS' REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2020

As stated previously, as a "quoted company" for the purposes of the Act, we are required to prepare a directors' remuneration report which is to be included in our annual report and accounts and which describes how the remuneration policy approved by shareholders at the 2020 annual general meeting of shareholders was implemented in the previous year.

The directors' remuneration report is subject to an advisory shareholder vote on an annual basis and we are asking our shareholders to approve, on a non-binding advisory basis, the directors' remuneration report for the year ended December 31, 2020. The directors' remuneration report has been approved by and signed on behalf of the Board and will be delivered to the Registrar of Companies in the UK following the Annual Meeting.

This proposal is similar to proposal 2 in respect of the compensation of our NEOs; however, the directors' remuneration report solely considers the remuneration of our executive and non-executive directors as is required under the Act.

We encourage shareholders to read the directors' remuneration report, which can be found in Appendix A to this Proxy Statement.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the shareholders hereby approve, on an advisory basis, the directors' remuneration report for the year ended December 31, 2020 as included in Venator Materials PLC's annual report and accounts for the year ended December 31, 2020."

Please note that this vote is advisory and not binding on our company or the Board in any way. Our directors' entitlement to receive remuneration is not conditional on it and payments made or promised to directors will not have to be repaid, reduced, or withheld if the resolution is not passed.

The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders' feedback and the Compensation Committee will review and consider the outcome of the vote in connection with its ongoing review of our executive director and non-executive director compensation programs.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY APPROVAL OF THE
DIRECTORS' REMUNERATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2020.

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PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm in the US and to audit our consolidated financial statements for the fiscal year ending December 31, 2021. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. Information concerning the services performed by Deloitte & Touche LLP, Deloitte LLP and affiliates and the fees for such services for 2020 and 2019 are set forth under "Fees Billed by Deloitte & Touche LLP, Deloitte & Touche LLP and Affiliates," above. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to shareholders for ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm in the US will require approval by holders of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our shareholders.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Venator Materials PLC in the US for the year ending December 31, 2021 be, and it hereby is, ratified and approved."

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN THE US FOR THE YEAR ENDING DECEMBER 31, 2021.

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VENATOR MATERIALS PLC : PROXY STATEMENT

PROPOSAL 6—RE-APPOINTMENT OF OUR UK STATUTORY AUDITOR

The statutory auditor of an English-incorporated company is responsible for conducting the statutory audit of such company's UK statutory accounts in accordance with the Act.

Under the Act, our UK statutory auditor must be appointed at each meeting at which the annual report and accounts are presented to shareholders. Our current U.K statutory auditor is Deloitte LLP and our Audit Committee has approved their re-appointment to serve as our UK statutory auditor for 2021. We are asking shareholders to approve the re-appointment of Deloitte LLP to hold office from the conclusion of the Annual Meeting until the next annual general meeting of shareholders at which the annual report and accounts are laid.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the re-appointment of Deloitte LLP as Venator Materials PLC's UK statutory auditor under the UK Companies Act 2006, to hold office from the conclusion of the annual general meeting held on June 10, 2021 until the next annual general meeting of shareholders at which the annual report and accounts are laid be, and it hereby is, approved.

If the re-appointment of Deloitte LLP as our UK statutory auditor is not approved at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.

THE BOARD RECOMMENDS A VOTE "FOR" THE RE-APPOINTMENT OF
DELOITTE LLP AS OUR UK STATUTORY AUDITOR TO HOLD OFFICE UNTIL THE CONCLUSION OF
THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS AT WHICH THE ANNUAL REPORT AND ACCOUNTS ARE LAID.

PROPOSAL 7—AUTHORIZATION OF THE BOARD OR THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF DELOITTE LLP AS OUR UK STATUTORY AUDITOR

Under the Act, the remuneration of our UK statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. Information concerning the services performed by Deloitte LLP, Deloitte & Touche LLP and affiliates and the fees for such services for 2020 and 2019 are set forth under "Fees Billed by Deloitte & Touche LLP, Deloitte LLP and Affiliates," above.

We are asking our shareholders to authorize the Board to determine the remuneration of Deloitte LLP in its capacity as our UK statutory auditor. It is proposed that, going forward, the Board would delegate this authority to determine the remuneration of our UK statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that the directors on the board of, or the Audit Committee of, Venator Materials PLC be, and they hereby are, authorized to determine Deloitte LLP's remuneration as Venator Materials PLC's UK statutory auditor."

THE BOARD RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE BOARD OR THE AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF DELOITTE LLP AS OUR UK STATUTORY AUDITOR.

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PROPOSAL 8—AUTHORIZATION OF VENATOR AND ITS SUBSIDIARIES TO MAKE POLITICAL DONATIONS AND INCUR POLITICAL EXPENDITURE

Part 14 of the Act prohibits our company and our subsidiaries from making a political donation to a political party, a political organization or an independent election candidate, or from incurring political expenditure, unless the donation or expenditure is authorized by way of a shareholder resolution.

We maintain a policy prohibiting donations to political organizations or incurring political expenditure without Board approval. However, as a result of the wide definition in the Act of matters constituting political donations and political expenditure, we nevertheless wish to ensure that neither our company, nor any company that is or becomes a subsidiary at any time during which the period for which this resolution is effective, inadvertently makes a political donation or incurs political expenditure which would breach the Act. We are therefore asking shareholders to provide authorization in the event of a donation or expenditure that would require prior shareholder approval under the Act.

This proposal does not purport to authorize any particular donation or expenditure but is expressed in general terms as required by the Act.

For the purposes of this proposal, "political donation," "political parties," "independent election candidates," "political organization" and "political expenditure" have the meanings given to them in sections 363 to 365 of the Act.

The following resolution is submitted for shareholder vote at the Annual Meeting:

"RESOLVED, that Venator Materials PLC (and any company that is or becomes its subsidiary at any time during which the period for which this resolution is effective), in accordance with sections 366 and 367 of the UK Companies Act 2006, be, and each hereby is, authorized to:

•
make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate;

•
make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and

•
incur political expenditure not exceeding $150,000 in the aggregate,

during the period beginning on the date of the passing of this resolution and expiring at our next annual general meeting of shareholders, provided that the maximum amounts referred to above may comprise sums in different currencies which shall be converted at such rate as our Board may, in their absolute discretion, determine to be appropriate."

If this proposal is approved at the Annual Meeting, our company (and any company that is or becomes its subsidiary at any time during which the period for which this resolution is effective) will be permitted to make political donations or to incur political expenditure up to the aggregate amounts identified above until our next annual general meeting of shareholders.

If this proposal does not receive the required shareholder approval at the Annual Meeting, we will continue to endeavor to ensure that our company and our subsidiaries do not inadvertently commit any breaches of Part 14 of the Act.

THE BOARD RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF VENATOR AND ITS SUBSIDIARIES
TO MAKE POLITICAL DONATIONS AND INCUR POLITICAL EXPENDITURE.

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SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2022 ANNUAL GENERAL MEETING

SHAREHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR'S PROXY STATEMENT

Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2022 annual general meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary at our principal executive offices, located at Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom, no later than Thursday, December 30, 2021.

DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2022 ANNUAL GENERAL MEETING

Shareholder Nominations and Proposals under our Articles of Association

Our Articles provide for an advance notice procedure outside of Rule 14a-8 for shareholders who wish to nominate persons for election to the Board or propose business to be properly brought before the 2022 annual general meeting. Notice of such nominations and proposals must be delivered to our Corporate Secretary (c/o Corporate Secretary, Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the Annual Meeting. In other words, any notice given by or on behalf of a shareholder pursuant to our Articles (and not pursuant to Rule 14a-8 under the Exchange Act) must be submitted to our Corporate Secretary no earlier than Thursday, February 10, 2022 and no later than Saturday, March 12, 2022.

If the date of our 2022 annual general meeting changes by more than 30 calendar days before June 10, 2022 or more than 70 calendar days after June 10, 2022, then shareholder nominations and proposals must be received not earlier than the close of business on the 120th calendar day prior to the date of the 2022 annual general meeting and not later than the close of business on the later of (i) the 90th calendar day prior to the date of the 2022 annual general meeting or (ii) if the first public announcement of our 2022 annual general meeting is less than 100 days prior to the date of the 2022 annual general meeting, the 10th calendar day following the calendar day on which public announcement of the date of the 2022 annual general meeting is first made by us.

We advise our shareholders to review our Articles, specifically Article 46, which contain further information about, and additional requirements of, shareholder nominations and proposals.

Shareholder Nominations and Proposals under the Act

In addition to Rule 14a-8 and our Articles, the Act, specifically section 338 thereof, provides that (i) shareholders representing 5% or more of the total voting rights of all shareholders (excluding voting rights attached to any treasury shares) or (ii) 100 or more persons (being either (A) members who have a right to vote at the 2022 annual general meeting and hold shares in our company on which there has been paid up an average sum, per shareholder, of at least £100 or (B) persons satisfying the requirements set out in section 153(2) of the Act) have the right to require us to give shareholders notice of a resolution which may properly be moved and is intended to be moved at the 2022 annual general meeting.

Such requests, made by the requisite number of shareholders, must be received by us not later than six weeks before the 2022 annual general meeting or, if later, the date at which notice of the 2022 annual general meeting is given. In addition, requests may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given and must be authenticated by the person or persons making it.

Requests are to be submitted to our Corporate Secretary (c/o Corporate Secretary, Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom or to CorporateSecretary@venatorcorp.com).

Pursuant to Section 338 of the Act, a resolution will not be moved if (i) it would, if passed, be ineffective (whether by reason of inconsistency with any enactment or our constitution or otherwise); (ii) it is defamatory of any person; or (iii) it is frivolous or vexatious.

For additional information about shareholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

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VENATOR MATERIALS PLC : PROXY STATEMENT

PART 8	ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our ordinary shares as of April 15, 2021 by:

•
each person who we know owns beneficially more than 5% of our ordinary shares;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of ordinary shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all ordinary shares subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of April 15, 2021, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. We did not deem such shares outstanding, however, for the purpose of determining the shareholders entitled to notice of or to vote at the Annual Meeting.

	Ordinary shares Beneficially Owned(1)

Name of Beneficial Owner	Shares	Percent(2)

5% OR MORE BENEFICIAL OWNERS:

SK Praetorian Holdings, L.P.(3)	42,429,807	39.6%

Huntsman Corporation(4)	9,688,761	9.0%

Capital World Investors(5)	8,538,871	8.0%

Adage Capital Partners, L.P.(6)	7,182,957	6.7%

DIRECTORS AND EXECUTIVE OFFICERS

Dr. Barry B. Siadat(3)	42,429,807	39.6%

Aaron C. Davenport	—	*

Daniele Ferrari(7)	99,381	*

Peter R. Huntsman(8)	103,263	*

Heike van de Kerkhof	17,639	*

Vir Lakshman	17,707	*

Kathy D. Patrick(9)	194,435	*

Simon Turner(10)	856,674	*

Kurt Ogden(11)	320,774	*

Russ Stolle(12)	288,707	*

Mahomed Maiter(13)	238,506	*

Dr. Robert L. Portsmouth(14)	104,561	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 persons)(15)	44,689,042	41.7%

*
Less than 1%

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VENATOR MATERIALS PLC : PROXY STATEMENT
(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Venator Materials PLC, Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 107,257,606 ordinary shares outstanding on April 15, 2021.

(3)
As reported in Schedule 13D filed with the SEC on December 23, 2020. Based on such 13D filing, each of SK Praetorian Holdings, L.P., SK Praetorian GP, LLC, SK Capital Investment V, L.P, SK Capital Investment V, Ltd., Jamshid Keynejad, serving as a director of SK Capital Investment V, Ltd., and Barry Siadat, serving as a director of SK Capital Investment V, Ltd., has sole voting power over 0 shares, shared voting power over 42,429,807 shares, sole dispositive power over 0 shares and shared dispositive power over 42,429,807 shares. The address of SK Praetorian Holdings, L.P. is 430 Park Avenue, 18th Floor, New York, New York 10022.

(4)
As reported in Schedule 13G/A filed with the SEC on February 1, 2021. Represents ordinary shares held of record by Huntsman (Holdings) Netherlands, B.V., which is a wholly-owned subsidiary of Huntsman Corporation. Based on such 13G filing, Huntsman Corporation has sole voting power over 9,688,761 shares, shared voting power over 0 shares, sole dispositive power over 9,688,761 shares and shared dispositive power over 0 shares. The address of Huntsman Corporation is 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380.

(4)
As reported in Schedule 13G filed with the SEC on February 12, 2020. Based on such 13G filing, Capital World Investors has sole voting power over 8,538,871 shares, shared voting power over 0 shares, sole dispositive power over 8,538,871 shares and shared dispositive power over 0 shares. The address of Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, California 90071.

(6)
As reported in Schedule 13G filed with the SEC on February 11, 2021. Based on such 13G filing, Adage Capital Partners, L.P. has sole voting power over 0 shares, shared voting power over 9,156,202 shares, sole dispositive power over 0 shares and shared dispositive power over 9,156,202 shares. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(7)
Consists of 99,381 vested share units, the shares underlying which will be deliverable upon termination of service.

(8)
Includes 70,325 vested share units, the shares underlying which will be deliverable upon termination of service.

(9)
Includes 99,435 vested share units, the shares underlying which will be deliverable upon termination of service.

(10)
Includes options to purchase 574,389 shares of common stock that are exercisable within 60 days of April 15, 2021.

(11)
Includes options to purchase 217,780 shares of common stock that are exercisable within 60 days of April 15, 2021.

(12)
Includes options to purchase 206,263 shares of common stock that are exercisable within 60 days of April 15, 2021.

(13)
Includes options to purchase 176,317 shares of common stock that are exercisable within 60 days of April 15, 2021.

(14)
Includes options to purchase 77,910 shares of common stock that are exercisable within 60 days of April 15, 2021.

(15)
Includes options to purchase a total of 1,266,315 shares of common stock that are exercisable within 60 days of April 15, 2021, and a total of 269,141 vested share units, the shares underlying which will be delivered to the applicable holder upon termination of service.

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VENATOR MATERIALS PLC : PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES AND PROCEDURES

The Board has adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, shareholders owning five percent or greater of our ordinary shares, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

The Compensation Committee reviews and approves any compensation paid to family members of directors and executive officers. All other related person transactions must be approved by the Audit Committee, which approves the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee considers all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties. If a director is involved in the transaction, he or she is recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee periodically monitors the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and reviews the transaction annually to determine whether it continues to be in our interests.

The Audit Committee approved all transactions described below, in accordance with the Related Party Transactions Policy, and continues to monitor arrangements described below consistent with the Related Party Transactions Policy.

TRANSACTIONS

Our Relationship with Huntsman Corporation

Prior to the Separation, all of our outstanding ordinary shares were indirectly owned by Huntsman Corporation. Currently, Huntsman Corporation, through a wholly owned subsidiary, owns approximately 9% of our outstanding ordinary shares.

This section provides a summary description of agreements entered into between Huntsman Corporation and us in connection with the Separation and our relationship with Huntsman Corporation in 2017. This description of the agreements between Huntsman Corporation and us is a summary and, with respect to each such agreement, is qualified by reference to the terms of the agreement, each of which has been filed with the SEC. We urge you to read the full text of these agreements. We entered into these agreements with Huntsman Corporation immediately prior to the completion of the Separation; accordingly, we entered into these agreements with Huntsman Corporation in the context of our relationship as a wholly-owned subsidiary of Huntsman Corporation. Huntsman Corporation determined the terms of these agreements, which may be more or less favorable to us than if they had been negotiated with unaffiliated third parties.

Separation Agreement

The separation agreement between Huntsman Corporation and our company governs the treatment of all aspects relating to indemnification (other than for tax matters) and insurance, and generally provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of the remaining Huntsman businesses with Huntsman. The separation agreement also establishes procedures for handling claims subject to indemnification and related matters. We and Huntsman also generally released each other from all claims and liabilities between Huntsman and its subsidiaries on the one hand and us and our subsidiaries on the other hand arising prior to the Separation including in connection with the activities to implement the separation other than claims arising under the transaction agreements, including the indemnification provisions described above or as expressly provided otherwise in the transaction agreements.

Tax Matters Agreement

The tax matters agreement governs the respective rights, responsibilities, and obligations of Huntsman Corporation and us with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes.

In general, pursuant to the tax matters agreement:

•
We are responsible for any taxes due with respect to tax returns that include only us and/or our subsidiaries. Huntsman Corporation is responsible for any taxes due with respect to tax returns that include only Huntsman Corporation and/or its

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VENATOR MATERIALS PLC : PROXY STATEMENT

  subsidiaries (excluding us and our subsidiaries). We are responsible for, and indemnify Huntsman Corporation for, taxes attributable to the operations of our businesses prior to the internal reorganization and the Separation reflected on a tax return filed by Huntsman Corporation.

•
We and Huntsman Corporation agreed to cooperate in the preparation of tax returns, refund claims and conducting tax audits concerning matters covered by the agreement.

•
We and Huntsman Corporation were assigned responsibilities for administrative matters, such as the filing of tax returns, payment of taxes due, retention of records and conduct of audits, examinations, and similar proceedings. Huntsman Corporation generally controls tax returns that include both its businesses and our businesses and any disputes relating to such tax returns.

•
Huntsman Corporation is responsible for any sales, use, transfer, registration, documentary, stamp or similar taxes applicable to, or resulting from, the internal reorganization or the sale of our shares in connection with the Separation.

In addition, for U.S. federal income tax purposes Huntsman recognized a gain as a result of the internal restructuring and IPO to the extent the fair market value of the assets associated with our U.S. businesses exceeded the basis of such assets for U.S. federal income tax purposes at the time of the separation. As a result of such gain recognized, the basis of the assets associated with our U.S. businesses increased. Pursuant to the tax matters agreement, we are required to make a future payment to Huntsman for any actual U.S. federal income tax savings we recognize as a result of any such basis increase for tax years through December 31, 2028. For the year ended December 31, 2019 we estimated that the aggregate future payments required by this provision were expected to be approximately $30 million and we recognized a noncurrent liability for this amount as of December 31, 2019. Due to a decrease in the expectation of future payments as a result of the Internal Revenue Code Section 382 limitation, resulting from SK Capital's acquisition of Venator shares, we reduced the liability to $20 million at December 31, 2020. Any subsequent adjustment asserted by U.S. taxing authorities could change the amount of gain recognized with a corresponding basis and liability adjustment for us under the tax matters agreement.

Registration Rights Agreement

In connection with the separation, we entered into a Registration Rights Agreement with Huntsman. Pursuant to the Registration Rights Agreement, we agreed to register the sale of our ordinary shares owned by Huntsman under certain circumstances. The Registration Rights Agreement was partially assigned by Huntsman to SK Capital in December 2020 in connection with their acquisition of just under 40% of Venator's outstanding shares from Huntsman.

Demand Rights

Huntsman (or its permitted transferees) have the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a certain number of the ordinary shares they own. Subject to certain exceptions, we are not obligated to effect a demand registration within 90 days after the closing of any underwritten offering of our ordinary shares. Further, we are not obligated to effect more than a total of eight demand registrations.

We are also not obligated to effect any demand registration in which the anticipated aggregate offering price for our ordinary shares included in such offering is less than $25 million. To the extent we are eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. We are required to use reasonable best efforts to maintain the effectiveness of any such registration statement until the earlier of (i) 180 days (or five years in the case of a shelf registration statement) after the effective date thereof or (ii) the date on which all ordinary shares covered by such registration statement have been sold (subject to certain extensions).

In addition, the Huntsman (or its permitted transferees) have the right to require us, subject to certain limitations, to effect a distribution of any or all of the ordinary shares they own by means of an underwritten offering.

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of ordinary shares or conduct an underwritten offering, whether or not for our own account, then we must notify Huntsman (or its permitted transferees) of such proposal to allow them to include a specified number of the ordinary shares they own in that registration statement or underwritten offering, as applicable.

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VENATOR MATERIALS PLC : PROXY STATEMENT

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration and offering expenses such registration, other than underwriting discounts and commissions, in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2021:

The Notice of Annual General Meeting of Shareholders, the Proxy Statement for the 2021 Annual General Meeting of Shareholders and the US 2020 Annual Report are available at https://materials.proxyvote.com/G9329Z.

We are furnishing the proxy materials to a number of our shareholders under the SEC's notice and access rules. Shareholders may also receive printed copies of each of these documents without charge by contacting Huntsman Investor Relations, by mail at Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees, TS22 5FD, United Kingdom, or by e-mail at ir@venatorcorp.com.

OTHER INFORMATION

We may send a single Notice of Internet Availability or set of proxy materials and other shareholder communications to any household at which two or more shareholders reside unless we have received contrary instructions from those shareholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other shareholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials for each shareholder sharing your address in the future, please contact us by mail in care of Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or by calling 1-800-542-1061, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please contact your broker, bank or other nominee.

Shareholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephone at 1-866-644-4127. Computershare may also be reached through its website at www.computershare.com.

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APPENDIX A
VENATOR MATERIALS PLC
2020 Directors' Remuneration Report

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Venator Materials PLC

DIRECTORS' REMUNERATION REPORT

The information provided in this part of the Directors' Remuneration Report is not subject to audit.

Statement of the Chair of the Compensation Committee

Welcome to the Directors' Remuneration Report of the Compensation Committee (the "Committee") of the Board of Directors of (the "Board") of Venator Materials PLC (the "company" or "Venator"). This report, as required under the UK Regulations, covers the remuneration of the executive and non-executive directors of Venator. This report has been prepared solely for the purpose of compliance with the UK Companies Act 2006 and is separate from the 2021 Proxy Statement, which is filed with the US Securities and Exchange Commission ("SEC") to meet SEC requirements.

The Committee was formed at the time the initial public offering of our ordinary shares in August 2017 (our "IPO"). The Committee is responsible for reviewing the remuneration policy for non-executive directors and making a recommendation to the Board for its approval. The Committee is also responsible for setting the remuneration policy for all executives, including any executive director. Our President and Chief Executive Officer, Simon Turner, (the "CEO") is the only current executive director. The Committee has established the framework for executive and director compensation at Venator as disclosed in the company's 2021 proxy statement and the directors' remuneration policy (which was approved by shareholders at the company's 2020 annual general meeting and can be found on the company's website in the company's 2020 definitive proxy statement attached as Appendix A). The remuneration policies and practices set out in this report are consistent with these communications.

This report contains the Annual Report on Remuneration, which sets out details of how the directors have been paid in the prior financial year and how the proposed policy will be applied in the year ahead. This report will be subject to an advisory shareholder vote at the 2021 annual general meeting to be held on 10 June 2021 (the "AGM").

We encourage shareholders to read the directors' remuneration report as set out in this statement, together with the compensation information set out in the 2021 proxy statement. The Board and the Committee believe that the policies and procedures described in this report are effective in achieving our compensation objectives—supporting delivery of our business strategy, serving to attract and retain high-quality directors and, in the case of our executives, promoting alignment between pay and our financial performance and the performance of our ordinary shares. Alignment between pay and performance was achieved in 2020 by tying a portion of each executive officer's compensation (including the CEO) to adjusted EBITDA and free cash flow, which made up 60% of the performance metrics under the 2020 STIP award metrics. In addition, 25% of our 2020 long-term incentive plan ("LTIP") awards are in the form of performance units with 50% based on relative total shareholder return over three years ("TSR") compared to a group of 11 peers and 50% based on three-year cumulative return on net assets ("RONA").

We are sensitive to the compensation corporate governance practices prevalent in the United Kingdom and recognise that some characteristics of our current programs may be more similar to those in the US than those in the UK. Many of these characteristics differ from typical UK practice but are common among our competitors and reflect the company's heritage as a US-based company and the composition of our shareholder base, over 90% of which is located in the US. The Committee has thoroughly reviewed our remuneration policies and concluded that the policy operated as intended in terms of Company performance and reward generated in 2020. We consider these features to remain appropriate within the context of our global company and help to support our business strategy and compensation objectives.

Our director compensation program takes into account the unique responsibilities attendant with service on the board of a public limited company that is incorporated under the laws of England and Wales while being listed on the New York Stock Exchange and being subject to SEC reporting.

Our Corporate Governance Guidelines provide for compensation for our non-executive directors' services in recognition of their time and skills. Directors who are also executive directors or employees do not receive additional compensation for serving on the Board. Maintaining a market-based compensation program for our non-executive directors enables our company to attract qualified members to serve on the Board. We compare our director compensation practices to the practices of our peers as well as against the practices of public company boards generally to ensure they are aligned with market practices.

For our executive directors, the primary objective of our compensation program is shareholder value creation. In support of this objective, our compensation program is designed to: (i) align pay with performance; (ii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iii) align our executives' interests with those of our shareholders; (iv) encourage long-term focus; and (v) discourage excessive risk taking. The Committee, in coordination with our compensation consultant, Meridian Compensation Partners, LLC ("Meridian"), coordinates the annual review of the executive director compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement, or in connection with a severance event or a change in control. In making its decisions regarding executive director compensation,

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our Committee considers the nature and scope of all elements of the executive director's total compensation package, responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals.

This review also includes an evaluation of the executive director's historical pay and career development, individual and corporate performance, competitive practices and trends, and other compensation issues.

2020 Compensation Highlights

Our non-executive directors receive an annual retainer for service on the Board, an additional retainer for service on its committees and fully vested share awards. Our sole executive director, the CEO, is compensated primarily through the following compensation components:

•
base salary;

•
annual short-term incentive plan ("STIP") award; and

•
annual LTIP awards.

The following compensation related decisions impacted the company's CEO in 2020:

The annual salary for the CEO remained unchanged in 2020 from its 2017 level, when it was set at $850,000 (GBP £657,764) at the time of our IPO. The CEO voluntarily elected to temporarily reduce his salary by 25% from May 2020 to September 2020 in response to the uncertainty created by the COVID-19 pandemic.

The Committee establishes target annual STIP award guidelines for the CEO, set as a percentage of base salary. The target award eligibility for the CEO was set at 100% of salary to align with competitive levels for comparable executive positions. The STIP award was based on adjusted EBITDA, free cash flow, environmental, health and safety ("EH&S") targets and personal performance. Details of the targets and performance against them are set out in the Annual Report on Remuneration on page A-4. Performance exceeded the free cash flow maximum goal and nearly met the adjusted EBITDA maximum goal. Solid performance was achieved against the EH&S targets. Personal performance was strong, as the CEO led our company through the exceptional challenges presented by the COVID-19 pandemic, among others.

In addition to the performance against targets described in the preceding paragraph, the Compensation Committee reviewed the personal performance of the CEO during 2020 against the backdrop of the disruption to the global economy and our business due to the COVID-19 pandemic. In particular, the Compensation Committee noted that the CEO had found a route to deliver adjusted EBITDA and free cash flow performance at or above targeted levels despite the COVID challenge and the impact of Hurricane Laura in the US. The Compensation Committee noted that accomplishments in 2020 had been the result of a true team effort, which required strong leadership with swift and impactful decisions. Specifically, the Compensation Committee considered the following specific achievements:

•
Delivered approximately $30 million in cost savings by aggressively managing policy, salaries, bonus, and furlough schemes during the COVID-19 pandemic

•
Completed all remaining actions of the $40 million 2019 business improvement program

•
Reduced cash uses as compared to 2019 by $135 million

•
Successfully completed a $225 million bond offering

•
Delivered $18 million of restructuring benefits during the year

•
Achieved a record process safety outcome ratio

•
Advanced $30 million of business portfolio trimming

•
Added significant variable contribution margin from four new product launches

•
Led the industry in successful carcinogen labelling challenge in the European Union

Based on this performance against targets and personal performance during 2020, the Compensation Committee awarded a payout of 132% of target to our CEO. While the Compensation Committee acknowledged that the high level of personal performance merited a payout in excess of target, in light of the COVID-19 crisis and the related economic challenges, the CEO ultimately did not receive a payout under the personal performance component.

The Committee also approved an LTIP award for the CEO with a fair value of $2,750,000, comprising 50% restricted stock units, 25% stock options and 25% performance units, the latter of which vest 50% based on relative TSR performance compared to a group of 11 peers and 50% based on three-year cumulative RONA. The Committee targeted long-term equity compensation awards for the CEO to align with competitive levels and to reflect the contributions of the CEO. The target award amounts were converted to a number of shares based on the grant date fair value of the respective award.

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Compensation for 2021

Details of the forward-looking compensation remuneration proposals are set out in this report on page A-15. No significant changes to the company's approach are proposed for 2021.

We are committed to maintaining an open and transparent dialogue with shareholders and I welcome any comments that you may have.

I hope that you will be able to support the resolutions on remuneration at the AGM.

Kathy Patrick
Chair of the Compensation Committee
28 April 2021

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Annual Report on Remuneration for 2020

This Annual Report on Remuneration sets out details on how the directors were remunerated for the year under review and how the Committee intends to apply the remuneration policy in the forthcoming financial year. This report will be put to an advisory shareholder vote at the forthcoming AGM.

The relevant sections of the report indicated below have been audited by Deloitte LLP.

Compensation Committee members

Kathy Patrick (Chair)
Daniele Ferrari
Heike van de Kerkhof

All members of the Committee are independent non-executive directors.

Responsibilities

The Committee approves the company's policy on executive remuneration and determines the levels of remuneration for the executive directors. The Committee recommends to the Board the remuneration levels for all non-executive directors. The Committee's terms of reference, or charter, can be viewed on the company's website at www.venatorcorp.com and are also available from the company upon request.

Advisors

The Committee receives support from both inside and outside the company. Internal support is provided by the company's General Counsel. The Chairman of the Board and the CEO are also invited to attend meetings where appropriate. No executive director or officer is present when matters relating to his/her own remuneration are discussed.

Meridian served as the Committee's independent advisor during 2020. Meridian was first appointed to act as the independent adviser to the Committee in 2017. The total fees and expenses paid to Meridian for services to the Committee in 2020 was $101,157. This was based on hourly rates for the provision of remuneration advice to the Committee in 2020 and certain expenses in connection with obtaining market remuneration data. Meridian does not provide any services to the company outside of matters pertaining to executive and director remuneration. Meridian reports directly to the Committee, which is solely responsible for determining the scope of services performed by Meridian. The Committee is satisfied that the advice that it receives from Meridian is objective and independent.

The Committee determined that the services provided by Meridian to the Committee during 2020 did not give rise to any conflict of interest. The Committee made this determination by assessing the independence of Meridian using the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Committee considered Meridian's written correspondence to the Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Committee on executive and director compensation matters.

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The information provided in this part of the Directors' Remuneration Report is subject to audit.

Directors' remuneration for 2020

The table below shows the remuneration paid to or receivable by the executive and non-executive directors of the company in 2020 (in thousands).

Single total figure table		Executive	Simon Turner(6)	Non-executive	Peter R. Huntsman(7)		Sir Robert J. Margetts(7)		Douglas D. Anderson(7)		Daniele Ferrari(7)		Kathy Patrick(7)		Total

Salary and fees	2020		$763		$100		$120		$105		$100		$95		$1,283

	2019		$849		$100		$120		$105		$100		$95		$1,369

Taxable benefits(1)	2020		$14		—		—		—		—		—		$14

	2019		$16		—		—		—		—		—		$16

Pension(2)	2020		$135		—		—		—		—		—		$135

	2019		$134		—		—		—		—		—		$134

Other	2020		—		$120	(8)	$120	(8)	$120	(8)	$120	(8)	$120	(8)	$600

	2019		—		$120	(8)	$120	(8)	$120	(8)	$120	(8)	$120	(8)	$600

Total Fixed	2020		$912		$220		$240		$225		$220		$215		$2,032

	2019		$999		$220		$240		$225		$220		$215		$2,119

Annual STIP award(3)	2020		$1,125		—		—		—		—		—		$1,125

	2019		$863		—		—		—		—		—		$863

Annual LTIP award(4)	2020		$2,063		—		—		—		—		—		$2,063

	2019		$1,688		—		—		—		—		—		$1,688

Total Variable	2020		$3,188		—		—		—		—		—		$3,188

	2019		$2,551		—		—		—		—		—		$2,551

Total Before Pension Settlement Agreement	2020		$4,100		$220		$240		$225		$220		$215		$5,220

	2019		$3,550		$220		$240		$225		$220		$215		$4,670

Pension Settlement Agreement(5)	2020		$2,203		—		—		—		—		—		$2,203

	2019		$2,193		—		—		—		—		—		$2,193

Total	2020		$6,303		$220		$240		$225		$220		$215		$7,423

	2019		$5,743		$220		$240		$225		$220		$215		$6,863

(1)
For the CEO, taxable benefits relate to use of a company car. For the non-executive directors, there are no taxable benefits.

(2)
Pension amounts for 2020 and 2019 relate to pension cash contributions paid to the CEO in 2020 and 2019, respectively (see section entitled "Pension" on page A-7 for further details).

(3)
Annual STIP award amounts for 2020 and 2019 relate to the bonus for the financial years ending 31 December 2020 and 31 December 2019, respectively (see section entitled "Annual STIP Award" on pages A-6-A-7 for further details).

(4)
Details of outstanding equity awards granted to the CEO under the LTIP are set out on page A-9. The values included in the table above relate to the grant date fair values of awards granted under the LTIP. In accordance with the regulations, the fair value of the restricted stock unit and stock option awards are included in the single figure of total remuneration for the year. The value of performance units will be reported in the single figure for the year in which the performance period ends.

(5)
The payments in 2019 and 2020 each represent one of four payments under the arrangement to terminate the CEO's pension top up agreement. Please see "Pension Top-Up Arrangement" on page A-7 for more information.

(6)
The CEO is the only executive director of the company. He is remunerated by our wholly-owned subsidiary of the company, Venator Materials UK Limited. The CEO voluntarily elected to temporarily reduce his salary by 25% (£493,323 annualized) from May 2020 to September 2020 in response to the impact of COVID-19. Details of the CEO's historical compensation can be found in Venator's filings and communications with the SEC. Amounts paid to the CEO in GBP have been converted using an exchange rate of 1 GBP to 1.2956 USD, being the exchange rate as of 11 February 2020 the date on which 2020 compensation was approved). Amounts paid under the Annual LTIP award represent the grant date fair value of such awards. 2019 compensation is based on exchange rates as of 1 February 2019.

(7)
Please see "Non-executive Director Compensation on page A-10 for an explanation of these fees.

(8)
These amounts relate to the annual equity-based compensation awarded to the non-executive directors under the LTIP, consisting of fully vested share units (see page A-10 for further details).

Annual STIP award

The CEO was entitled to participate in an annual bonus arrangement referred to as the "STIP" (short-term incentive plan) for the year ending 31 December 2020. The bonus opportunity for target performance was 100% of base salary. Achievement

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levels between threshold and target result in award payouts from 0% to 100% of target. Achievement levels between target and maximum result in award payouts from 100% to 200% of target for the CEO. The STIP award was based on:

		Performance require at:
	Weighting (% salary at target)				Actual performance	Payout (% salary)
Performance measure		Threshold	Target	Stretch
Corporate free cash flow	40%	$(70)	$(60)	$(40)	$(30)	80%
Corporate adjusted EBITDA	20%	$90	$120	$138	$136	38%
Total Recordable Injury Rate	5%	0.58	0.47	0.41	0.51	3%
Process Safety Objective	5%	0.16	0.14	0.10	0.02	10%
Discretionary	30%	—	—	—	50%	—

Total	100%					132%

For 2020, the Compensation Committee made no adjustments to the final award payout determined in accordance with the corporate and performance criteria described above. Based on performance during 2020, the Compensation Committee awarded a payout of 132% of target to our CEO. While the Compensation Committee acknowledged that the high level of personal performance merited a payout in excess of target, in light of the COVID-19 crisis and the related economic challenges, the CEO ultimately did not receive a payout under the personal performance component. The STIP award was paid in cash.

Pension

Whilst at Huntsman prior to our IPO, the CEO participated in defined benefit pension arrangements through the tax-qualified Tioxide Pension Fund and, for service with Huntsman through 2010, the Huntsman Global Pension Scheme. The Tioxide Pension Fund was largely maintained to provide benefits for employees in Huntsman's Pigments and Additives segment. Sponsorship of the plan was transferred to Venator in connection with our IPO. At the beginning of 2018, Huntsman transferred sponsorship of the Huntsman Global Pension Scheme to Venator and Venator continues to maintain the plan for applicable participants. Normal retirement age under these pension schemes is age 60 for the CEO and he is not entitled to additional benefits if he retires early.

The company did not make any contributions under either of these plans for the CEO in 2020 and will not make further contributions in future years. In lieu of making contributions to these plans, the company makes monthly cash payments to the CEO that are approximately equivalent to amounts that he would have been eligible to receive as an active plan participant, although the amounts are not directly calculated pursuant to the terms of the pension plan documents and equate to approximately 15% of the CEO's salary. As of 31 December 2020, the CEO had approximately 31 years of service in the UK and is fully vested in benefits from these plans.

Pension Top-up Arrangement

During 2012, Huntsman entered into a pension top-up agreement with the CEO that was put in place to make up for benefits lost due to regulatory restrictions in the U.K. and which was intended to provide additional benefits based on the CEO's uncapped final salary. The present value for the CEO under this pension top-up agreement varied based on his salary for the preceding 12 months and then-current actuarial and other assumptions. Our company assumed this agreement in connection with our IPO. The benefits payable pursuant to the pension top-up agreement were calculated and determined under the same terms and conditions as the applicable pension plans.

Effective 13 November 2019, we terminated the pension top-up agreement with the CEO pursuant to an amendment to his Terms and Conditions of Employment with our wholly-owned subsidiary that employs the CEO, the Top-Up Amendment. Prior to the termination of the arrangement pursuant to the Top-Up Amendment, the present value of the CEO's accumulated benefit under the pension top-up agreement had continued to increase beyond the $15,821,394 disclosed in our 2019 proxy statement. The CEO was fully vested in all benefits provided under the pension top-up agreement prior to its termination.

Pursuant to the Top-Up Amendment, the pension top-up agreement was terminated and our obligations under the pension top-up agreement will be fully satisfied by payment to the CEO of an aggregate amount totalling £6,800,000 ($8,810,080), the approximate value of the pension top-up obligation at the date of Venator's separation from Huntsman, and which pursuant to the Top-Up Amendment is payable in four equal instalments. The first two instalments were paid on 20 December 2019 and 20 December 2020, The closing of the acquisition of just under 40% of our outstanding shares by SK Capital in December 2020 constituted a change in control under the Top-Up Amendment and accelerated payment of the remaining £3,400,000 payable to January 2021.

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Long-term incentive plans (supplemental equity award)

Details of the supplemental equity granted to the CEO under the LTIP in 2020 are set forth below. Other than as indicated below, the awards are not subject to performance conditions.

Awards to the CEO	Fair value(1) ($'000)	Award date	No. of shares granted	Exercise price ($)	Date of vesting/exercise	Expiry Date
Restricted stock units	1,375	11 February 2020	443,548	—	The award vests in three equal annual instalments beginning 11 February 2021	—
Stock options	688	11 February 2020	455,298	3.10	The award vests in three equal annual instalments beginning 11 February 2021	11 February 2030
Performance Units(2)	688	11 February 2020	Target: 221,774 Max: 443,548	—	The award vests on 31 December 2022 subject to achievement of three-year cumulative RONA performance and relative TSR performance	—

(1)
Based on the fair value of the awards at the date of grant. The fair value of the restricted stock units and the performance units on the date of grant is the same as the face value. The fair value of each stock option on the date of grant was $1.51 using the Black Scholes valuation method. If the stock options were shown based on the face value at the date of grant, which is not considered by the Committee in determining the value of such awards, then the value of the stock options would be $1,411,424. In accordance with the regulations, the fair value of the restricted stock unit and stock option awards are included in the single figure of total remuneration for the year. The ultimate value realized for the performance units will depend upon the performance units awarded and the value of our shares at that time and will be reported in the single figure for the year in which the performance period ends.
(2)
Performance units are paid 50% based on relative performance against a group of peers over three years as follows:

Percentile Rank Relative TSR(a)	Payout Percentage of Target Number of Shares(b)

90th percentile or better	200%

75th percentile or better	175%

50th percentile or better	100%

25th percentile or better	50%

Less than 25th percentile	0%

(a)
The peer group comprises the following companies:

Albemarle Corporation	Chemours Company	Mineral Technologies Inc.

Ashland Global Holdings Inc.	Croda International Plc	Tronox td

Axalta Coating Systems	Element Solutions Inc.	WR Grace & Co.

Cabot Corporation	Ferro Corporation

(b)
Payout for performance between points determined using straight-line interpolation. The Committee may reduce the payout of performance units if absolute TSR is negative.

The remaining 50% of performance units are paid based on cumulative three-year cumulative RONA performance as follows:

Cumulative RONA Goals	Payout Percentage of Target Number of Shares

22% or greater	200%

20%	175%

18%	150%

17%	125%

16%	100%

14%	75%

12%	50%

10%	25%

Less than 10%	0%

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As of 31 December 2020, the CEO had outstanding the awards set forth below under the LTIP. Other than as indicated below, the awards are not subject to performance conditions.

Awards to the CEO	Award date	No. of shares outstanding	Exercise price ($)	Date of vesting/exercise	Expiry Date
Stock option	16 August 2017	57,496	15.81	The award vests in three equal annual instalments beginning 1 February 2018(1)	1 February 2027
Stock option	16 August 2017	54,268	6.67	The award vests in three equal annual instalments beginning 1 February 2018(1)	1 February 2027
Stock option	16 August 2017	11,145	17.13	The award vests in three equal annual instalments beginning 1 February 2018(1)	1 February 2027
Stock options	27 September 2017	41,494	22.83	The award vests in three equal annual instalments beginning 27 September 2018(1)	27 September 2027
Restricted stock units	14 February 2018	15,248	—	The award vests in three equal annual instalments beginning 14 February 2019(2)	—
Stock options	14 February 2018	109,409	21.86	The award vests in three equal annual instalments beginning 14 February 2019(1)	14 February 2028
Restricted stock units	13 February 2019	130,434	—	The award vests in three equal annual instalments beginning 13 February 2020(2)	—
Performance units	13 February 2019	97,826	—	The award vests on 31 December 2021, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2019 to December 31, 2021	—
Stock options	13 February 2019	223,214	5.75	The award vests in three equal annual instalments beginning 13 February 2020(1)	13 February 2029
Restricted stock units	11 February 2020	443,548	—	The award vests in three equal annual instalments beginning 11 February 2021(2)	—
Performance units	11 February 2020	221,774	—	The award vests on 31 December 2022, subject to the achievement of relative TSR performance metrics during the performance period from January 1, 2020 to December 31, 2022	—
Stock options	11 February 2020	455,298	3.10	The award vests in three equal annual instalments beginning 11 February 2021(1)	11 February 2030

Total		1,861,154

(1)
Each option may not be exercised on or after the earliest of the following: (i) the date that is ten (10) years following the date of grant (which is tied to the original grant date of the parent award); (ii) the expiry of the period of six months following termination or certain changes of control; and (iii) the expiry of the period during which any person or groups of persons is bound or entitled under Sections 979 to 982 or Sections 983 to 985 of the Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the ordinary shares.

(2)
Upon vesting of restricted stock units and performance units, ordinary shares are delivered to the CEO net of shares forfeited for taxes. The net ordinary shares issued to the CEO are included below in the Statement of directors' shareholding and share interests—Beneficially owned shares.

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Non-executive Director Compensation

The fee policy for the non-executive directors in 2020 was as follows:

Annual retainer	$60,000

Additional retainer:
Chairman of the Board	$40,000
Vice Chairman/Lead Independent Director	$25,000
Audit Committee: Chair	$20,000
Audit Committee: Member(1)	$15,000
Compensation Committee: Chair	$15,000
Compensation Committee: Member(1)	$10,000
Nominating & Governance Committee: Chair	$15,000
Nominating & Governance Committee: Member(1)	$10,000

(1)
The chair of each committee was eligible to receive the additional retainer applicable to committee members in addition to the retainer applicable to the committee chair.

In addition to the cash compensation, the non-executive directors were eligible to receive annual equity based compensation with an aggregate grant date value equal to $120,000. These share units, granted under the LTIP, were fully vested upon grant and no exercise price will be payable. Details of the share awards granted in 2019 to the non-executive directors are set out in the table below:

	Award type	Value(1) ($'000)	Award date	No. of shares granted
Peter R. Huntsman	Equity	$120	11 February 2020	38,710
Sir Robert J. Margetts	Equity	$120	11 February 2020	38,710
Daniele Ferrari	Equity	$120	11 February 2020	38,710
Douglas D. Anderson	Equity	$120	11 February 2020	38,710
Kathy Patrick	Equity	$120	11 February 2020	38,710

Total		$600		193,550

(1)
Based on the share price on the date of grant of $3.10 on 11 February 2020.

Payments to past directors

There were no payments to past directors during the period.

Payments for loss of office

There were no payments for loss of office during the period.

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Statement of directors' shareholding and share interests

The table below sets out details of the directors' shareholdings and share interests at 31 December 2020.

			Interests in shares(3)

Director	Beneficially owned shares	Vested Stock Options	Unvested Stock Options	Unvested restricted stock units	Unvested performance units	Vested and undelivered share units	Total

Executive

Simon Turner	159,279	311,748	640,576	589,230	319,600	—	2,020,433

Non-Executive

Barry B. Siadat(1)	42,429,807	—	—		—	—	42,429,807

Douglas D. Anderson(2)	25,300	—	—		—	70,325	95,625

Daniele Ferrari	—	—	—		—	70,325	70,325

Peter R. Huntsman	10,000	—	—		—	70,325	80,325

Sir Robert J. Margetts(2)	—	—	—		—	70,325	70,325

Kathy Patrick	95,000	—	—		—	70,379	165,379

(1)
Dr. Siadat's interest in the 42,429,807 shares reported herein is more fully described in a Schedule 13D and a Form 3, each filed with the SEC on December 23, 2020. Dr. Siadat disclaims beneficial ownership of all interests reported herein except to the extent of his pecuniary interest.

(2)
Mr. Anderson and Sir Robert each resigned from the Board effective January 1, 2021.

(3)
Other than the unvested performance units, the interests in shares are not subject to any performance conditions.

We adopted share ownership guidelines effective 14 November 2017 pursuant to which both executive and non-executive directors must own a number of shares equalling at least 500% of his or her applicable salary or annual retainer. Shares counting toward the guideline include shares held outright by a participant, shares held in trust or under similar arrangements, restricted stock units and share units issued as part of long-term compensation and net shares acquired upon exercise of stock options. Shares acquired by the participant prior to becoming subject to the guidelines are not subject to the retention restriction. Once the guideline is achieved, a participant will not be deemed to have failed to achieve the guideline as a result of a subsequent decline in the market price of Venator's ordinary shares.

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As of 31 December 2020, based on the closing share price of $3.31 on that date, the CEO and the non-executive directors had the following shares counting toward the guidelines with four directors achieving the guideline:

Director	Guideline Shares Held	Percentage of Guideline Held
Executive

Simon Turner	748,509	58%

Non-Executive

Barry B. Siadat	42,429,807	100%

Douglas D. Anderson	95,625	100%

Daniele Ferrari	70,325	78%

Peter R. Huntsman(1)	80,325	89%

Sir Robert J. Margetts	70,325	78%

Kathy Patrick	165,379	100%

(1)
Pursuant to our share ownership guidelines, Mr. Huntsman is deemed to be in compliance with the guideline as he previously achieved over 100% of the guideline and his current holding of under 100% resulted solely from a change in the market price of the company's shares.

Until such guideline is met, the CEO is required to retain at least 50% of net shares delivered through the company's stock incentive plans. Executive and non-executive directors will not be deemed to be out of compliance with the ownership guidelines until five years after their respective service as a director began.

Executive Directors' outside appointments

Executive directors may accept outside appointments with prior Board approval, provided that these opportunities do not negatively impact on their ability to fulfil their duties to the company. Whether any related fees are retained by the individual or are remitted to the company will be considered on a case-by-case basis. The CEO does not currently have any outside appointments.

End of the information provided in this Directors' Remuneration Report that is subject to audit.

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Performance graph and table

The chart below shows the total shareholder return performance of the company for the period since the Separation to 31 December 2020, compared to the following indices: the S&P Midcap 400 Index; and the S&P 500 Chemicals Index. These comparators have been chosen as they are broad equity indices comprised of entities of comparable size and complexity.

The table below shows the total remuneration of the CEO over the same period, showing full year 2019 compensation and compensation since the IPO in 2017.

Remuneration of the President & CEO	2020	2019	2018	2017
Total Remuneration ($'000)	4,100	3,550	3,482	2,919
Annual STIP award payable (% maximum)(1)	66%	50.8%	20.3%	73%
Restricted stock units and stock options granted (% maximum)(2)	13.8%	11%	13.3%	6.3%
Performance shares vesting (% maximum)	n/a	n/a	n/a	n/a

(1)
The maximum STIP opportunity is 200% of base salary.

(2)
The maximum LTIP opportunity is $15,000,000.

Percentage change in remuneration of directors versus employees

In the table below, values in column 'a' represent the percentage change in annualised salary and fees; values in column 'b' represent the percentage change in taxable benefits; and values in column 'c' represent the percentage change in STIP outcomes for performance periods in respect of each financial year.

	2020 vs. 2019
	a	b		c
Employees	(7.3)%	(8.5)%		(22.9)%

Simon Turner	(10.5)%	(12.5	)/a	29.8%
Peter R. Huntsman	0%	n/a		n/a
Sir Robert J Margetts	0%	n/a		n/a
Douglas D. Anderson	0%	n/a		n/a
Daniele Ferrari	0%	n/a		n/a
Kathy Patrick	0%	n/a		n/a

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CEO pay ratio

The table below shows the ratio of the CEO's pay to that of the 25th percentile, 50th percentile and 75th percentile total remuneration of the company's employees in the UK.

	25th %	50th %	75th %
2020 CEO Pay Ratio	86:1	65:1	50:1
2019 CEO Pay Ratio	83:1	61:1	46:1

We selected Option A as the pay ratio methodology for 2020 and 2019, as it is the most statistically accurate method available. Under Option A, we have calculated these figures with actual compensation data for our UK employees. The 25th, 50th and 75th percentile employees were determined based on the remuneration as of 31 December 2020 of all UK employees employed for the full 2020 fiscal year.

The table below shows the breakdown of remuneration for each percentile employee:

2020	Salary (£)	Benefits (£)	STIP (£)	Pension (£)	Total (£)
25th Percentile	33,740	0	309	2,699	36,748
50th Percentile	42,808	604	0	4,920	48,332
75th Percentile	54,399	0	2,431	6,528	63,358

2019	Salary (£)	Benefits (£)	STIP (£)	Pension (£)	Total (£)
25th Percentile	29,422	531	772	2,277	33,002
50th Percentile	38,750	531	1,408	4,535	45,224
75th Percentile	51,408	531	1,140	6,648	59,727

In reliance on paragraph 19D(6), we omitted LTIP awards because these are less common among the general UK employee population. As a company registered with the US Securities and Exchange Commission, we are also required to provide the pay ratio disclosure starting on page 47 of the proxy statement (the "Proxy CEO Pay Ratio"). There are various differences between the methodologies used to calculate that disclosure and the one set out above. For example, the employee population used for the purposes of the Proxy CEO Pay Ratio is our global employee, rather than only UK employees. Additionally, total compensation used both for the CEO and the median employee in the Proxy CEO Pay Ratio includes all equity awards granted in the year, valued at the share price on the date of grant, with performance-based RSU awards at target payout. These and other differences in methodology result in different employees being selected as the median employee for the two pay ratio calculations, leading to different pay ratio figures.

Relative importance of the spend on pay

The table below shows the company's spend on pay compared with distributions to shareholders.

	2020	2019	Percentage Change
Remuneration paid to or receivable by all employees ($'000)	325,800	364,500	(10.6)%
Distributions to shareholders by way of dividends	Nil	Nil	Nil
Distributions to shareholders by way of share buy-backs ($'000)	Nil	Nil	n/a

The reduction in spend on pay for all employees in 2020 resulted from staff reductions and other measures taken as a result of the COVID-19 pandemic and the resulting economic slowdown.

Votes on Remuneration in 2020

At the company's annual general meeting held on 18 June 2020, the company's remuneration policy received the following votes from shareholders:

	Votes	%
For	84,176,287	94.8%
Against	156,716	0.2%
Withheld	163,762	0.2%
Broker Non-Votes	4,337,250	4.9%

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At the company's annual general meeting held on 18 June 2020, the director's remuneration report received the following votes from shareholders:

	Votes	%
For	84,015,052	94.6%
Against	318,371	0.4%
Withheld	163,342	0.2%
Broker Non-Votes	4,337,250	64.9%
Broker Non-Votes	6,194,848	6.1%

Application of the remuneration policy for 2021

A summary of how the directors' remuneration policy (which was approved by shareholders at the company's 2020 annual general meeting and can be found on the company's website in the Annual Report and Accounts attached as Appendix A to the company's 2020 definitive proxy statement) will be applied during the forthcoming year is set out below.

CEO
Salary for CEO	CEO: £657,764

Salary was set as of 1 July 2017 and was unchanged for 2018, 2019, 2020 and 2021. In the remuneration table above, amounts paid to the CEO in GBP have been converted using an exchange rate used in the applicable year to determine salary and bonuses.
Benefits and pension	No change
2021 STIP eligibility
STIP award will be based on a mixture of corporate objectives and personal performance, which will be confirmed following the publication of this report. It is broadly intended that at least 50% of the objectives will be based on financial metrics with the remainder based on non-financial metrics.
2021 LTIP grant
Awards with a fair value of $3,500,000 delivered 50% in restricted stock units, 25% in stock options, 12.5% in performance units based on performance in relative TSR as compared to a group of 11 peers and 12.5% in performance units based on achievement of return on net assets performance, each granted in February 2021.
Adjustments and Clawbacks
The Committee retains the right to make adjustments to actual performance results to take into account the occurrence of any material event, for example, in light of significant changes in the business that would impact the calculation of STIP or LTIP performance metrics.

Pursuant to our Incentive Repayment (Clawback) Policy for executive officers, including the CEO, subject to certain exceptions, our company may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct resulting in a financial restatement.
Chairman and non-executive directors
Fees	The Chairman and non-executive director fees have not been increased for 2021.

By order of the Board

Kathy D. Patrick
Chair of the Compensation Committee
28 April 2021

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APPENDIX B
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The 2021 Proxy Statement includes information on free cash flow that does not conform to US generally accepted accounting principles ("GAAP") and is considered a non-GAAP measure. Management internally uses a free cash flow measure to evaluate: (a) our liquidity, (b) our strategic investments, and (c) our ability to incur and service debt. Free cash flow is not a defined term under US GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures. We define free cash flow as cash flows provided by (used in) operating activities from continuing operations and used in investing activities. Free cash flow is typically derived directly from our consolidated and combined statement of cash flows; however, it may be adjusted for items that affect comparability between periods. Free cash flow is presented as supplemental information.

(Dollars in millions, except per share amounts)

	Twelve months ended December 31,
(In millions)	2020	2019
Free cash flow:
Net cash provided by operating activities from continuing operations	$34	$33
Capital expenditures	(69)	(152)
Other investing activities	5	2

Total free cash flow	$(30)	$(117)

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VENATOR MATERIALS PLC TITANIUM HOUSE, HANZARD DRIVE WYNYARD PARK STOCKTON-ON-TEES TS22 5FD, UNITED KINGDOM ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D47133-P54431 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VENATOR MATERIALS PLC The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1a. Dr. Barry B. Siadat ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1b. Simon Turner 2. To approve on a non-binding advisory basis the compensation of our named executive officers. 3. To approve receipt of our U.K. audited annual report and accounts and related directors' and auditor's reports for the year ended December 31, 2020. To approve on a non-binding advisory basis our directors' remuneration report for the year ended December 31, 2020. 1c. Aaron C. Davenport 1d. Daniele Ferrari 4. 1e. Peter R. Huntsman 5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021. To re-appoint Deloitte LLP as our U.K. statutory auditor until the next annual general meeting of shareholders. 1f. Heike van de Kerkhof 6. 1g. Vir Lakshman 7. To authorize the directors or the Audit Committee to determine the remuneration of Deloitte LLP, in its capacity as our U.K. statutory auditor. To authorize Venator (and any company that is or becomes a subsidiary) to make political donations and incur political expenditures. 1h. Kathy D. Patrick 8. Yes ! No ! NOTE: To transact such other business as may properly come before the Annual General Meeting and at any adjournments or postponements of the Annual General Meeting in accordance with our Amended and Restated Articles of Association. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D47134-P54431 VENATOR MATERIALS PLC Annual General Meeting of Shareholders June 10, 2021 at 3:00 PM, British Summer Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Dr. Barry B. Siadat, Simon Turner, Kurt D. Ogden and Russ R. Stolle, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 PM, British Summer Time on June 10, 2021, at the offices of Venator Materials PLC at Titanium House, Hanzard Drive, Wynyard Park, Stockton-on-Tees TS22 5FD, United Kingdom, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side